                                                                   Exhibit 10.58


                                CREDIT AGREEMENT

            THIS CREDIT AGREEMENT (the "Agreement") is made and dated as of the 1st day of August, 1998, by and among FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (the "Company"); the lenders from time to time party hereto (each a "Lender," and, collectively, the "Lenders"); and SANWA BANK CALIFORNIA ("Sanwa"), as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

            A. The Company has requested that the Lenders extend credit to the Company in the form of a secured revolving credit facility and a secured term loan facility, and that the Agent agree to act as credit agent and collateral agent for the benefit of the Lenders with respect thereto.

            B. The Company, the Agent and the Lenders desire to enter into this Agreement to evidence the willingness of the Lenders to provide such credit facilities and of the Agent to act on their behalf, and to set forth the rights and obligations of the parties with respect to such credit extensions.

            NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

            1. Revolving Credit Facility.

                  1(a) Revolving Credit Limit. On the terms and subject to the conditions set forth herein, the Lenders severally agree that they shall from time to time to but not including the Maturity Date (as that term and capitalized terms not otherwise defined herein are defined in the Glossary attached hereto as Annex 1), make revolving loans (the "Revolving Loans" or a "Revolving Loan"), pro rata in accordance with their respective Percentage Shares, in an aggregate outstanding amount not to exceed at any date: (1) the Aggregate Credit Limit, less (2) the aggregate outstanding principal amount of the Term Loan on such date.

                  1(b) Calculation and Payment of Interest. The Company shall pay interest on Revolving Loans outstanding hereunder from the date disbursed to but not including the date of payment, at a rate per annum equal to, at the option of and as selected by the Company from time to time (subject to the provisions of Paragraphs 3(b), 3(c) and 3(d) below): (1) the Floating Rate during the applicable computation period, or (2) the Applicable Eurodollar Rate for the selected Interest Period. Interest on Revolving Loans shall be payable as provided in Paragraph 3(a) below.

                  1(c) Principal Repayment. Subject to the provisions of Paragraph 3(b) below, including, without limitation, the right of the Company to continue Eurodollar Loans following the end of their respective Interest Periods on the terms and subject to the conditions set forth therein, the Company shall pay the principal amount of each Revolving Loan outstanding as a Eurodollar Rate Loan on the last day of the Interest Period therefor and shall pay the principal amount of each Revolving Loan outstanding as a Floating Rate Loan on the Maturity Date. Principal amounts prepaid hereunder may be reborrowed on the terms and subject to the conditions set forth in Paragraph 6(b) below, it being expressly acknowledged and agreed that the credit facility provided under this Paragraph 1 is a revolving facility.

            2. Term Loan.

                  2(a) Credit Amount. On the terms and subject to the conditions set forth herein, the Lenders severally agree that on the Effective Date they shall advance, in a single disbursement, their respective Percentage Shares of a term loan (the "Term Loan") in such amount as the Company may request pursuant to a duly executed Loan Request, but not to exceed in any event the lesser of:
(1) $20,000,000.00, and (2) the Aggregate Credit Limit minus the dollar amount of Revolving Loans requested to be funded on the Effective Date.

                  2(b) Calculation and Payment of Interest. The Company shall pay interest on the Term Loan (including portions thereof as selected by the Company subject to the provisions of Paragraph 3(b) below) from the date disbursed to but not including the date of payment, at a rate per annum equal to, at the option of and as selected by the Company from time to time (subject to the provisions of Paragraphs 3(b), 3(c) and 3(d) below): (1) the Floating Rate during the applicable computation period, or (2) the Applicable Eurodollar Rate for the selected Interest Period. Interest on the Term Loan shall be payable as provided in Paragraph 3(a) below.

                  2(c) Payment of Principal. The principal amount of the Term Loan shall be payable in: (1) ten consecutive equal quarterly installments of $1,000,000.00 each, said installments to be payable on the last Business Day of each calendar quarter, commencing September 30, 1998, and (2) one final installment in the amount necessary to repay the remaining outstanding principal balance of the Term Loan in full on the Maturity Date.

            3. Pricing Provisions.

                  3(a) Interest Billing and Payment Requirements. Interest accruing on Floating Rate Loans shall be payable monthly, in arrears, for each month on the last Business Day of such month in the amount set forth in an interest billing for such Floating Rate Loans delivered by the Agent to the Company (which delivery may be telephonic or by facsimile transmission and, if by telephone, shall be confirmed on the same Business Day by facsimile transmission or other writing), with the balance of accrued and unpaid interest payable in full on the Maturity Date. Interest accruing on Eurodollar Rate Loans shall be payable, in arrears, on the last day of the applicable Interest Period therefor, or in the case of Eurodollar Rate Loans with Interest Periods ending later than three months from the date funded, at the end of each three month period from the date funded and at the end of the applicable Interest Period therefor.

                  3(b) Election of Type of Loan; Conversion Options; Funding of Loans.

                        (1) The Term Loan shall initially be funded as a Floating Rate Loan and, thereafter, subject to the provisions of this Paragraph 3(b), the outstanding principal amount thereof or portions of such amount may be converted into Eurodollar Rate Loans as provided hereunder.

                        (2) The Company may elect from time to time to have Revolving Loans funded by giving the Agent irrevocable notice of such election no later than: (i) in the case of a Revolving Loan to be funded as a Floating Rate Loan, 12:00 noon (Los Angeles time) on the Business Day immediately preceding the requested funding date, and (ii) in the case of a Revolving Loan to be funded as a Eurodollar Rate Loan, 9:00 a.m. (Los Angeles time) on the third Eurodollar Business Day preceding the proposed funding date.

                        (3) The principal amount of each Eurodollar Rate Loan shall be in the minimum amount of $5,000,000.00 and multiples of $1,000,000.00 in excess thereof, and the principal amount of each Floating Rate Loan shall be in the minimum amount of $1,000,000.00 and multiples of $1,000,000.00 in excess thereof, and the aggregate number of Eurodollar Rate Loans outstanding on any date with a different Interest Period may not exceed five.

                        (4) The Company may elect from time to time to convert Loans outstanding: (i) as Eurodollar Rate Loans to Floating Rate Loans by giving the Agent irrevocable notice of such election no later than 12:00 noon (Los Angeles time) on the Business Day immediately preceding the last day of the Interest Period for such Eurodollar Rate Loan, and (ii) as Floating Rate Loans to Eurodollar Rate Loans by giving the Agent irrevocable notice of such election no later than 9:00 a.m. (Los Angeles time) on the third Eurodollar Business Day preceding the proposed conversion date. Any conversion of Eurodollar Rate Loans may only be made on the last day of the applicable Interest Period. No Floating Rate Loan may be converted into a Eurodollar Rate Loan if an Event of Default or Potential Default has occurred and is continuing at the requested conversion date.

                        (5) The Company may elect from time to time to have any Eurodollar Rate Loan continued as such upon the expiration of the Interest Period applicable thereto by giving the Agent irrevocable notice of such election no later than 9:00 a.m. (Los Angeles time) on the third Eurodollar Business Day preceding the last day of such Interest Period; provided, however, that no Eurodollar Rate Loan may be continued when any Event of Default or Potential Default has occurred and is continuing, but shall be automatically converted to a Floating Rate Loan on the last day of the Interest Period applicable thereto. The Agent shall notify the Company promptly that such automatic conversion will occur. If the Company shall fail to give notice of its election to continue a Eurodollar Rate Loan as provided above, the Company shall be deemed to have elected to convert the affected Eurodollar Rate Loan to a Floating Rate Loan on the last day of the applicable Interest Period.

                        (6) Each request for the funding, continuation or conversion of a Loan shall be evidenced by the timely delivery by the Company to the Agent of a duly executed Loan Request (which delivery may be by facsimile transmission).

                        (7) Upon receipt of a Loan Request for the funding of a new Loan, including, without limitation, the Term Loan, the Agent shall notify each Lender of such Lender's Percentage Share thereof no later than 9:30 a.m. (Los Angeles time) on the date such Loan Request is received by the Agent (said notice by the Agent to the Lenders to be given telephonically and confirmed by facsimile transmission). Each Lender shall make its Percentage Share of the proposed Loan available to the Agent, in same-day funds, on the funding date at the Contact Office of the Agent, ABA 122003516, for the Agent's Account #2302-25217, or such other account as the Agent shall designate no later than 12:00 noon (Los Angeles time). The failure of any Lender to advance its Percentage Share of a proposed Loan shall not relieve any other Lender of its obligation hereunder to advance its Percentage Share thereof, but no Lender shall be responsible for the failure of any other Lender to make any such advance.

                  3(c) Inability to Determine Rate. In the event that the Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the interbank market adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period, the Agent shall forthwith give facsimile notice of such determination, confirmed in writing, to each Lender and to the Company. If such notice is given: (1) no Revolving Loan may be funded as a Eurodollar Rate Loan, (2) any Floating Rate Loan that was to have been converted to a Eurodollar Rate Loan shall, subject to the provisions hereof, be continued as a Floating Rate Loan, and (3) any outstanding Eurodollar Rate Loan shall be converted, on the last day of the then current Eurodollar Interest Period applicable thereto, to a Floating Rate Loan. Until such notice has been withdrawn by the Agent, the Company shall not have the right to convert a Floating Rate Loan to a Eurodollar Rate Loan or to fund any Revolving Loan as a Eurodollar Rate Loan or to continue a Eurodollar Rate Loan as such. The Agent shall withdraw such notice in the event that the circumstances giving rise thereto no longer pertain and that adequate and reasonable means exist for ascertaining the Eurodollar Rate for the Interest Period requested by the Company, and following withdrawal of such notice by the Agent, the Company shall have the right to have Revolving Loans funded as Eurodollar Rate Loans, to convert Floating Rate Loans to a Eurodollar Rate Loans and to continue Eurodollar Rate Loans as such in accordance with the terms and conditions of this Agreement.

                  3(d) Illegality. Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement: (1) the commitment of such Lender to make or to continue Eurodollar Rate Loans or to convert Floating Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and (2) such Lender's Percentage Share of Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Floating Rate Loans at the end of their respective Interest Periods or within such earlier period as may be required by law. In the event of a conversion of any such Loan prior to the end of its applicable Interest Period the Company hereby agrees promptly to pay any Lender affected thereby, upon demand, the amounts required pursuant to Paragraph 3(g) below, it being agreed and understood that such conversion shall constitute a prepayment for all purposes hereof. The provisions hereof shall survive the termination of this Agreement and payment of the outstanding Loans and all other amounts payable hereunder.

                  3(e) Requirements of Law; Increased Costs. In the event that any applicable law, order, regulation, treaty or directive issued by any central bank or other governmental authority, agency or instrumentality or in the governmental or judicial interpretation or application thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) issued by any central bank or other governmental authority, agency or instrumentality:

                        (1) Does or shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Loans made hereunder, or change the basis of taxation of payments to such Lender of principal, fee, interest or any other amount payable hereunder (except for change in the rate of tax on the overall net income of such Lender);

                        (2) Does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of interest payable on the Obligations; or

                  (3) Does or shall impose on such Lender any other condition; and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining any Loan or to reduce any amount receivable in respect thereof or the rate of return on the capital of such Lender or any corporation controlling such Lender, then, in any such case, the Company shall promptly pay to such Lender, upon its written demand made through the Agent, any additional amounts necessary to compensate such Lender for such additional cost or reduced amounts receivable or rate of return as determined by such Lender with respect to this Agreement or Loans made or Letters of Credit issued hereunder. If a Lender becomes entitled to claim any additional amounts pursuant to this Paragraph 3(e), it shall promptly notify the Company of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by a Lender to the Company shall be conclusive in the absence of manifest error. The provisions hereof shall survive the termination of this Agreement and payment of the outstanding Loans and other Obligations.

                  3(f) Funding. Each Lender shall be entitled to fund all or any portion of its Loans in any manner it may determine in its sole discretion, including, without limitation, in the Grand Cayman inter-bank market, the London inter-bank market and within the United States, but all calculations and transactions hereunder shall be conduced as though all Lenders actually fund all Eurodollar Rate Loans through the purchase of offshore dollar deposits in the amount of the relevant Eurodollar Rate Loan in maturities corresponding to the applicable Interest Periods.

                  3(g) Prepayment Premium. In addition to all other payment obligations hereunder, in the event: (1) any Loan which is outstanding as a Eurodollar Rate Loan is prepaid prior to the last day of the applicable Interest Period, whether following the occurrence of an Event of Default or otherwise, or
(2) the Company shall fail to continue or to make a conversion to a Eurodollar Rate Loan after the Company has given notice thereof as provided in Paragraph 3(b) above, then the Company shall immediately pay to the Lenders holding the Loans prepaid or not made, continued or converted, through the Agent, an additional premium sum compensating each Lender for losses, costs and expenses incurred by such Lender in connection with such prepayment or such failure to borrow, continue or convert. The Company acknowledges that such losses, costs and expenses are difficult to quantify and that, in the case of the prepayment of or failure to continue or convert to a Eurodollar Loan, the following formula represents a fair and reasonable estimate of such losses, costs and expenses:

Amount                         [Applicable                    Eurodollar Rate     ]         Days Remaining
Being                          [Eurodollar Rate               for such Incre-     ]           in Interest
Prepaid or                     [for Increment                 ment for Days       ]   x         Period
Being             x            [Being Prepaid        -        Remaining in        ]         -------------
Not Borrowed,                  [or Not Borrowed,              Interest            ]              360
Converted or                   [Converted or                  Period              ]
or Continued                   [Continued                     (as quoted on the first
                                                              Eurodollar Business Day
                                                              Following Lenders' receipt
                                                              of notice thereof)

For purposes of calculating the current Eurodollar Rate for the days remaining in the Interest Period for both the increment being prepaid or not converted or continued, said current Eurodollar Rate shall be an interest rate interpolated between Eurodollar Rates quoted for standard calendar periods for subsequent months' maturities in accordance with normal conventions. A certificate as to any additional amounts payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by a Lender to the Company shall be conclusive in the absence of manifest error. The provisions hereof shall survive the termination of this Agreement and the payment of all other Obligations.

                  3(h) Fees. The Company shall pay the following fees:

                        (1) To the Agent for the pro rata benefit of the Lenders in accordance with their respective Percentage Shares, on the last Business Day of each calendar quarter (and on the Maturity Date) for such calendar quarter (or portion thereof), a non-usage fee in the amount set forth in a fee billing delivered by the Agent to the Company, which non-usage fee shall equal:
      (1) the average daily Aggregate Credit Limit in effect during such calendar quarter (or portion thereof), minus the sum of the daily average outstanding principal balance of the Term Loan and the daily average outstanding amount of Revolving Loans during such calendar quarter (or portion thereof), multiplied by (2) the product of: (i) one quarter of one percent (0.25%), and (ii) a fraction, the numerator of which is the number of days in the applicable calculation period and the denominator of which is 360.

                        (2) To the Agent for its own account, such fees in such amounts and payable at such times as the Company and the Agent may from time to time agree in writing.

                  3(i) Default Interest. Notwithstanding anything to the contrary contained herein, on any date that there shall have occurred and be continuing an Event of Default, any and all Obligations outstanding shall bear interest at a per annum rate equal to two percent (2%) in excess of the rate applicable to each respective Loan then outstanding under this Agreement or, in the case of Obligations other than Loans, two percent (2%) in excess of the highest rate applicable to Loans then outstanding.

                  3(j) Computations. All computations of interest and fees payable hereunder shall be based upon a year of three hundred and sixty (360) days for the actual number of days elapsed.

                  3(k) Obligation of Lenders to Mitigate; Replacement of Lenders. Each Lender agrees that:

                        (1) As promptly as practicable after the officer of such Lender responsible for administering the Loans of such Lender becomes aware of any event or condition that would entitle such Lender to receive payments under Paragraphs 3(e) above, such Lender will use reasonable efforts (i) to make, issue, fund or maintain the affected Loans of such Lender through another lending office of such Lender or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the additional amounts which would otherwise be required to be paid to such Lender pursuant to Paragraph 3(e) above would be materially reduced or eliminated and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining or purchasing of such Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Loans or the interests of such Lender.

                        (2) If the Company receives a notice pursuant to Paragraph 3(e) above stating that a Lender is unable to take such steps as are set forth in subparagraph (1) above, so long as (i) no Potential Default or Event of Default shall have occurred and be continuing, (ii) the Company has obtained a commitment from another Lender or another financial institution reasonably acceptable to the Agent to purchase at par such

      Lender's Loans and Maximum Commitment, together with accrued interest and fees and to assume all obligations of the Lender to be replaced under the Loan Documents, and (iii) such Lender to be replaced is unwilling to withdraw the applicable notices delivered to the Company, upon thirty (30) days' prior written notice to such Lender and the Agent and payment of any amounts then due to such Lender under Paragraph 3(e) above, the Company may require, at the Company's expense and subject to payment of such additional amounts as may become due under Paragraph 3(g) above as a result of such action, the Lender giving such notice to assign, without recourse, all of its Loans and Maximum Commitment, accrued interest and fees to such other Lender or financial institution pursuant to the provisions of Paragraph 12 below.

            4. Miscellaneous Provisions.

                  4(a) Open Book Account. The obligation of the Company to repay the Loans shall be evidenced by a notation on the books and records of the Agent and each Lender. The Agent shall deliver a statement of account to the Company and each Lender monthly setting forth the unpaid balance of Loans outstanding hereunder. Such statement shall (absent clerical error) be deemed conclusively correct and accepted by the Company and the Lenders unless any of such Persons notifies the Agent to the contrary within ten (10) Business Days following delivery of such statement. Upon any advance, conversion or prepayment with respect to any Loan, each Lender is hereby authorized to record the date and amount of each such advance and conversion made by such Lender, or the date and amount of each such payment or prepayment of principal of the Loan made by such Lender, the applicable Interest Period and interest rate with respect thereto, on its books (or by any analogous method any Lender may elect consistent with its customary practices) and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded absent manifest error. The failure of the Agent or any Lender to make any such notation shall not affect in any manner or to any extent the Company's Obligations hereunder.

                  4(b) Nature and Place of Payments. All payments made on account of the Obligations shall be made by the Company to the Agent for the account of the Lenders or the Agent, as applicable, without setoff or counterclaim, in lawful money of the United States of America in immediately available same day funds, free and clear of and without deduction for any taxes, fees or other charges of any nature whatsoever imposed by any taxing authority and must be received by the Agent by 10:00 a.m. (Los Angeles time) on the day of payment, it being expressly agreed and understood that if a payment is received after 10:00 a.m. (Los Angeles time) by the Agent, such payment will be considered to have been made by the Company on the next succeeding Business Day and interest thereon shall be payable by the Company at the then applicable rate during such extension. All payments on account of the Obligations shall be made to the Agent through its Contact Office . If any payment required to be made by the Company hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

                  4(c) Prepayments.

                        (1) The Company may prepay Loans hereunder in whole or in part at any time.

                        (2) The Company shall pay in connection with any prepayment hereunder all interest accrued but unpaid on Loans to which such prepayment is applied, and all prepayment premiums, if any, on Eurodollar Rate Loans to which such prepayment is applied, concurrently with payment to the Agent of any principal amounts.

                        (3) Principal prepayments on the Term Loan shall be applied against principal installments on the Term Loan in inverse order of maturity.

                  4(d) Allocation of Payments Received. Prior to the occurrence of an Event of Default and acceleration of the Obligations, all amounts received by the Agent on account of the Loans shall be applied against Loans in such order as the Company may direct in writing, subject to the requirement that disbursements to the Lenders shall be in accordance with their respective Percentage Shares. Such amounts shall be disbursed by the Agent to the Lenders pro rata in accordance with their respective Percentage Shares by wire transfer on the date of receipt if received by the Agent before 10:00 a.m. (Los Angeles time) or if received later, by 12:00 noon (Los Angeles time) on the next succeeding Business Day, without further interest payable by the Agent. Following the occurrence of an Event of Default and acceleration of the Obligations, all amounts received by the Agent on account of the Obligations shall be disbursed by the Agent as follows:

                        (1) First, to the payment of reasonable expenses incurred by the Agent in the performance of its duties and enforcement of its rights and the rights of the Lenders under the Loan Documents, including, without limitation, all costs and expenses of collection, attorneys' fees, court costs and foreclosure expenses;

                        (2) Then, to the Lenders, pro rata in accordance with their respective Percentage Shares, until all outstanding Loans and interest accrued thereon and all other Obligations have been paid in full, said amounts to be allocated first to interest and then, but only after all accrued interest has been paid in full, to principal of Loans and, finally, to all other Obligations; and

                        (3) Then, to such Persons as may be legally entitled thereto.

                  4(e) Telephonic/Facsimile Communications. Any agreement of the Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be an authorized Person and the Agent and the Lenders shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Lenders in reliance upon such telephonic or facsimile notice other than actions or inactions constituting gross negligence or willful misconduct on the part of the Agent and the Lenders. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the

Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or facsimile notice.

                  4(f) Use of Proceeds. The proceeds of the Loans shall be used for general corporate purposes consistent with the terms and provisions of this Agreement.

            5. Collateral Security; Negative Pledge Agreement; Additional Documents.

                  5(a) Collateral Security. As collateral security for the Obligations, on or before the Effective Date the Company shall deliver to the Agent each of the following (collectively, the "Initial Collateral Documents"):
(1) the Stock Pledge Agreement, pursuant to which the Company shall pledge and grant to the Agent for the benefit of the Lenders and the Lenders from time to time party hereto, a first priority perfected security interest in and lien upon all existing and hereafter outstanding capital stock of the Pledged Subsidiaries (collectively, the "Pledged Stock"); (2) all stock certificates evidencing the Pledged Stock outstanding on the Effective Date accompanied by blank stock powers covering such Pledged Stock, and (3) such UCC-1 financing statements as the Agent shall request.

                  5(b) Negative Pledge Agreements. On or before the Effective Date the Company shall cause each of the Pledged Subsidiaries to execute and deliver to the Agent the Negative Pledge Agreement, pursuant to which such Pledged Subsidiary shall covenant and agree that until the Obligations have been paid in full and the credit facility evidenced hereby terminated, such Pledged Subsidiary will not grant or permit to exist any Lien upon any of its property or assets, including, without limitation, any capital stock of Subsidiaries owned by it, other than Liens expressly created or permitted under the Loan Documents.

                  5(c) Additional Documents. The Company agrees to execute and deliver and to cause to be executed and delivered to the Agent from time to time such documents, instruments and agreements as are in the Agent's judgment reasonably necessary to obtain for the Agent on behalf of the Lenders the benefit of the Pledged Stock, the Negative Pledge Agreements and the other Loan Documents.

            6. Conditions Precedent.

                  6(a) First Loan. As conditions precedent to the funding of the first Loan hereunder:

                        (1) The Company shall have delivered or shall have had delivered to the Agent, in form and substance reasonably satisfactory to the Agent and its counsel, each of the following (with sufficient copies for each of the Lenders):

                              (i) A duly executed copy of this Agreement;

                              (ii) A duly executed copy of the Stock Pledge
            Agreement and the other Initial Collateral Documents;

                              (iii) The Negative Pledge Agreement, duly executed
            by each of the Pledged Subsidiaries;

                              (iv) Certified copies of resolutions of the Board
            of Directors of the Company approving the execution and delivery of the Loan Documents to which the Company is party;

                              (v) A certificate of the Secretary or an Assistant
            Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign the Loan Documents to which the Company is party;

                              (vi) Certified copies of resolutions of the Boards
            of Directors of each of the Pledged Subsidiaries approving the execution and delivery of the Negative Pledge Agreement to be executed by such Pledged Subsidiary;

                              (vii) A certificate of the Secretary or an
            Assistant Secretary of each of the Pledged Subsidiaries certifying the names and true signatures of the officer(s) of the Pledged Subsidiary authorized to sign the Negative Pledge Agreement to be executed by such Pledged Subsidiary;

                              (viii) A copy of the Certificate of Incorporation
            of the Company, certified by the Secretary of State of the State of Delaware as of a recent date;

                              (ix) A copy of each of the Certificate of
            Incorporation and Bylaws of the Company, certified by the Secretary or an Assistant Secretary of the Company as of the date of this Agreement as being accurate and complete;

                              (x) A certificate of good standing or status of
            the Company from the Secretary of State of the States of Delaware and California as of a recent date;

                              (xi) A Closing Certificate, duly executed by an
            Authorized Officer, dated as of the date of the first Loan hereunder, confirming the accuracy and completeness of the representations and warranties of the Company set forth in the Loan Documents and the fact that there does not exist a Potential Default or an Event of Default;

                              (xii) A Financial Covenant Compliance Certificate,
            duly executed by an Authorized Officer, dated at and as of June 30, 1998 and evidencing compliance by the appropriate Persons with the requirements of Paragraphs 9(g)(3), 9(g)(4), 9(g)(5), 9(g)(7), 9(g)(8), 9(j), 9(k), 9(l), 9(m), 9(n), 9(o) and 9(p) below;

                              (xiii) An opinion of Stradling Yocca Carlson &
            Rauth, counsel to the Company and the Pledged Subsidiaries;

                              (xiv) For each of the Pledged Subsidiaries,
            consents to the pledge of the Pledged Shares thereof (or written waiver of the requirement for any such consent) from the Applicable Insurance Regulatory Authority, in form and substance to the Agent and the Lenders, or other evidence, including without limitation, an opinion of counsel to the Company and the Pledged Subsidiaries satisfactory to the Agent and the Lenders, that such filing or waiver is not required;

                              (xv) Evidence satisfactory to the Agent and the
            Lenders that upon the funding of the first Loan, all Indebtedness of the Company to Sanwa with respect to the Existing Bridge Facility shall have been paid in full, the credit facility evidenced thereby terminated and any and all Liens in favor of Sanwa securing the Existing Bridge Facility released; and

                              (xvi) The Agent's Fee Letter, duly executed by the
            Company.

                        (2) The Agent shall have delivered to the Company and each of the Lenders the initial Commitment Schedule, which shall be acceptable to the Company and each of the Lenders.

                        (3) All acts and conditions (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened precedent to the execution, delivery and performance of the Loan Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in due and strict compliance with all applicable laws.

                        (4) All documentation, including, without limitation, documentation for corporate and legal proceedings in connection with the transactions contemplated by the Loan Documents, shall be reasonably satisfactory in form and substance to the Agent and its counsel.

                  6(b) All Loans. As conditions precedent to each Lender's obligation to advance its Percentage Share of any Loan, including the first Loan and including the conversion of any Loan to another type of Loan or the continuation of any Eurodollar Rate Loan after the end of its applicable Interest Period, at and as of the date of such advance, conversion or continuation:

                        (1) There shall have been delivered to the Agent a Loan Request therefor;

                        (2) The representations and warranties of the Company contained in the Loan Documents shall be accurate and complete in all material respects as if made on and as of the date of such advance, conversion or continuance;

                        (3) There shall not have occurred an Event of Default or Potential Default; and

                        (4) If the Loan is a Revolving Loan, following the funding thereof the aggregate principal amount of Revolving Loans outstanding shall not exceed the limitations of Paragraph 1(a) above.

By delivering a Loan Request to the Agent hereunder, the Company shall be deemed to have represented and warranted the accuracy and completeness of the statements set forth in subparagraphs (b)(2) through (b)(4) above.

            7. Representations and Warranties of the Company.

      As an inducement to the Agent and each Lender to enter into this Agreement and to make Loans as provided herein, the Company represents and warrants to the Agent and each Lender that:

                  7(a) Financial Condition. The financial statements, dated the Statement Date and the Interim Date, copies of which have heretofore been furnished to each Lender, are complete and correct (subject, in the case of the statements dated the Interim Date, to year-end audit adjustments) and present fairly in accordance with GAAP the financial condition of the Company and its consolidated Subsidiaries at such dates and the consolidated and consolidating results of their operations and cash flows for the fiscal periods then ended. In addition, the Company has furnished to each Lender for each of the Significant Insurance Subsidiaries: (1) the annual Statutory Statement or any other financial statement required to be filed by or on behalf of such Significant Insurance Subsidiary with any Applicable Insurance Regulatory Authority for the fiscal year ended December 31, 1997 and (2) the quarterly Statutory Statement or any other financial statement required to be filed by or on behalf of such Significant Insurance Subsidiary with any Applicable Insurance Regulatory Authority for the fiscal quarter ended March 31, 1998. Such Statutory Statements and other financial statements present fairly in accordance with SAP the financial condition of the Significant Insurance Subsidiaries and the results of operations for the fiscal periods then ended.

                  7(b) No Change. Since the Statement Date there has been no material adverse change in the business, operations, assets or financial or other condition of the Company, any Pledged Subsidiary or the Company and its Subsidiaries taken as a whole. Except as expressly disclosed in writing to the Agent and the Lenders prior to the Effective Date (including disclosures in filings with the Securities and Exchange Commission), from the Statement Date through the Effective Date neither the Company nor any of its Subsidiaries has entered into, incurred or assumed any material long-term debt, mortgages, leases or oral or written commitments, nor commenced any significant project, nor made any purchase or acquisition of any significant property.

                  7(c) Corporate Existence; Compliance with Law. The Company and each of its Subsidiaries: (1) is duly organized, validly existing and in good standing as a corporation under the laws of the jurisdiction of its organization and is qualified to do business in each jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify would have a material adverse effect on the Company or such Subsidiary or its property and/or business or on the ability of the Company or such Subsidiary to pay or perform the Obligations, (2) has the corporate power and authority and the legal right to own and operate its property and to conduct business in the manner in which it does and proposes so to do, (3) has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as not being or proposed to be conducted, and (4) is in compliance with all Requirements of Law and Contractual Obligations, the failure to comply with which could have a material adverse effect on the business, operations, assets or financial or other condition of the Company, any Pledged Subsidiary or the Company and its Subsidiaries taken as a whole.

                  7(d) Corporate Power; Authorization; Enforceable Obligations. The Company and each of the Pledged Subsidiaries has the corporate power and authority and the legal right to execute, deliver and perform the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Loan Documents. The Loan Documents to which the Company and the Pledged Subsidiaries are party have been duly executed and delivered on behalf of such Person and, assuming that the Loan Documents are duly executed by the Agent and the Lenders, as applicable, constitute legal, valid and binding obligations of such Person enforceable against such Person in accordance with their respective terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

                  7(e) No Legal Bar. The execution, delivery and performance of the Loan Documents to which the Company and the Pledged Subsidiaries are party, the borrowing hereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of the Company or any of its Subsidiaries the violation of which could have a material adverse effect on the business, operations, assets or financial or other condition of the Company, any Pledged Subsidiary or the Company and its Subsidiaries taken as a whole or create or result in the creation of any Lien on any assets of the Company or any of its Subsidiaries, except Liens created pursuant to or permitted under the Loan Documents.

                  7(f) No Material Litigation. Except as disclosed on Exhibit A hereto, no litigation, investigation or proceeding of or before any arbitrator, court or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of such parties' properties or revenues which is likely to be adversely determined and which, if adversely determined, is likely to have a material adverse effect on the business, operations, property or financial or other condition of the Company, any Pledged Subsidiary or the Company and its Subsidiaries taken as a whole.

                  7(g) Taxes. The Company and each of its Subsidiaries have filed or caused to be filed all material tax returns that are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against them or any of their property other than taxes which are being contested in good faith by appropriate proceedings and as to which the Company or applicable Subsidiary has established adequate reserves in conformity with GAAP.

                  7(h) Investment Company Act. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  7(i) Subsidiaries. Attached hereto as Exhibit B is an accurate and complete list of all direct and indirect Subsidiaries of the Company and of Subsidiaries of the Company, their respective jurisdictions of incorporation and the percentage of their capital stock owned by the Company or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

                  7(j) Federal Reserve Board Regulations. Neither the Company nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of such terms under Regulation U. No part of the proceeds of any Loan issued hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System.

                  7(k) ERISA. The Company and each of its Subsidiaries are in compliance in all respects with the requirements of ERISA and no Reportable Event has occurred under any Plan maintained by the Company or any of its Subsidiaries which is likely to result in the termination of such Plan for purposes of Title IV of ERISA.

                  7(l) Assets. The Company and each of its Subsidiaries has good and marketable title to all property and assets reflected in the financial statements dated the Interim Date referred to in Paragraph 7(a) above, except property and assets sold or otherwise disposed of in compliance with Paragraph 9(h) below. Neither the Company nor any of its Subsidiaries has outstanding Liens on any of its properties or assets nor are there any security agreements to which the Company or any of its Subsidiaries is a party, or title retention agreements, whether in the form of leases or otherwise, of any personal property except as reflected in the financial statements referred to in Paragraph 7(a) above or as permitted under Paragraph 9(a) below.

                  7(m) Securities Acts. The Company has not issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other law, and is not violating any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended. The Company is not required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Loan Documents.

                  7(n) Consents, Etc. No consent, approval, authorization of, or registration, declaration or filing with any Governmental Authority or any other Person is required on the part of the Company or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents or the performance of or compliance with the terms, provisions and conditions hereof or thereof, including, without limitation, with respect to the pledge of the Pledged Shares and in connection with a foreclosure or other exercise of remedies with respect to the Pledged Shares, other than such as have been obtained prior to or concurrently with the occurrence of the Effective Date.

                  7(o) Copyrights, Patents, Trademarks and Licenses, etc. The Company and each of its Subsidiaries owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any of its Subsidiaries infringes upon any rights held by any other Person. Except as specifically disclosed on Exhibit A hereto, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Company, threatened, and, to the knowledge of the Company, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, in either case, could, reasonably be expected to have a material adverse effect on the Company or any of its Subsidiaries.

                  7(p) Hazardous Materials. To the best knowledge of the Company, neither the Company, any of its Subsidiaries nor any other Person has:
(1) caused or permitted any Hazardous Materials to be disposed of in, on, under or about any Property or any part thereof, and no Property, nor any part thereof, has ever been used (whether by the Company, any of its Subsidiaries or, to the best knowledge of the Company, by any other Person) for activities involving, directly or indirectly, the disposal of any Hazardous Materials; (2) caused or permitted to be incorporated into or utilized in the construction of any improvements located on any Property any chemical, material, or substance to which exposure is prohibited, limited or regulated by any Hazardous Materials Laws or which, even if not so regulated, is known to pose a hazard (either in its present form or if disturbed or removed) to the health and safety of the occupants of such Property or of property adjacent to the Property; or (3) discovered any occurrence or condition on any Property that could cause such Property or any part thereof to be in violation of any Hazardous Materials Laws.

                  7(q) Regulated Entities. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

                  7(r) Insurance Licenses. Each of the Insurance Subsidiaries holds active Licenses for the transaction of the line or lines of insurance in which it is engaged in all jurisdictions in which it conducts, directly or indirectly, any material insurance business. No such License is the subject of a proceeding for suspension or revocation or any similar proceedings, there is no sustainable basis for such a suspension or revocation, and to the Company's knowledge no such suspension or revocation has been threatened, in any case in which such suspension or revocation is likely to have a material adverse effect on the business, operations, property or financial or other condition of the Company, any Pledged Subsidiary or the Company and its Subsidiaries taken as a whole.

            8. Affirmative Covenants. The Company hereby covenants and agrees with the Agent and each Lender that, as long as any Obligations remain unpaid or any Lender has any obligation to advance its Percentage Share of Loans hereunder, the Company shall:

                  8(a) Financial Statements. Furnish or cause to be furnished to the Agent and to each of the Lenders directly (without the need for duplication of any of the required items is the same are included in other materials being delivered concurrently):

                        (1) Within one hundred five (105) days after the last day of each fiscal year of the Company: (i) consolidated statements of income and cash flows of the Company and its consolidated Subsidiaries for such year and balance sheets as of the end of such year presented fairly in accordance with GAAP and accompanied by an unqualified report of a firm of independent certified public accountants reasonably acceptable to the Agent, (ii) internally prepared consolidating statements of income and balance sheets as of the end of such year presented fairly in accordance with GAAP, and (iii) a copy of the Company's 10K filed with the Securities and Exchange Commission for such fiscal year;

                        (2) Within sixty (60) days after the last day of each of the first three fiscal quarters of the Company: (i) consolidated statements of income and cash flows for the Company and its consolidated Subsidiaries for such calendar quarter and balance sheets as of the end of such calendar quarter, (ii) internally prepared consolidating statements of income and balance sheets as of the end of such year presented fairly in accordance with GAAP, and (iii) a copy of the Company's 10Q filed with the Securities and Exchange Commission for such fiscal quarter;

                        (3) Concurrently with the delivery of each of the financial statements delivered pursuant to subparagraph (1) and (2) above:
      (i) a certificate of an Authorized Officer stating that such financial statements are presented fairly in accordance with GAAP (subject, with respect to interim periods, to ordinary year-end audit adjustments), confirming as of the last day of such fiscal period the continuing accuracy and completeness of all representations and warranties of the Company set forth in the Loan Documents or, with respect to any representation and warranty made as of a specific date, the accuracy and completeness as of such date, and that there does not exist a Potential Default or an Event of Default hereunder, and (ii) a Financial Covenant Compliance Certificate;

                        (4) Within one hundred five (105) days after the last day of each fiscal year of each Significant Insurance Subsidiary: (i) a copy of the annual Statutory Statement or any other financial statement required to be filed by or on behalf of such Significant Insurance Subsidiary with any Applicable Insurance Regulatory Authority for such fiscal year, and (ii) a certificate of an Authorized Officer of the Company stating that such Statutory Statement and/or other financial statements are presented fairly as required by the Applicable Insurance Regulatory Authority and fairly represent the financial condition of such Significant Insurance Subsidiary and that such Significant Insurance Subsidiary is in compliance with all regulatory and/or statutory reserve requirements applicable to it;

                        (5) Within sixty (60) days after the last day of each of the first three fiscal quarters of each Significant Insurance Subsidiary:
      (i) a copy of the quarterly Statutory Statement or any other financial statement required to be filed by or on behalf of such Significant Insurance Subsidiary with any Applicable Insurance Regulatory Authority for such fiscal period, and (ii) a certificate of an Authorized Officer stating that such financial statements are presented fairly as required by the Applicable Insurance Regulatory Authority and fairly represent the financial condition of such Significant Insurance Subsidiary and that such Significant Insurance Subsidiary is in compliance with all regulatory and/or statutory reserve requirements applicable to it;

                        (6) Within fifteen (15) days following the filing thereof, copies of all financial statements, reports and proxy statements and all regular and periodic reports and all registration statements which the Company files with the Securities and Exchange Commission (or any successor agency);

                        (7) As soon as received by the Company, a copy of any final financial examination report (including, without limitation, any report in respect of any tri-annual examination conducted by any Applicable Insurance Regulatory Authority) or market conduct examination report issued by or prepared for any governmental authority (including any Applicable Insurance Regulatory Authority and NAIC) with respect to any Significant Insurance Subsidiary;

                        (8) Immediately, notice of any actual (or threatened action that could lead to the) suspension, termination or revocation of any License of any Significant Insurance Subsidiary by any Governmental Authority (including any Applicable Insurance Regulatory Authority), including any notice by any Governmental Authority of the commencement of any proceeding, hearing or administrative action to suspend, terminate or revoke any such License;

                        (9) Promptly after the Company knows or has reason to believe that any Applicable Insurance Regulatory Authority or other regulator having jurisdiction over the Company or any of its Significant Insurance Subsidiaries has commenced any proceeding, issued any order, given notice of a formal hearing, sought relief from any court or taken any similar action with respect to the Company or any of its Significant Insurance Subsidiaries that seeks to, or would, result in the revocation of any License or other authorization of the Company or any of its Significant Insurance Subsidiaries or materially restrict the ability of the Company or any of its Significant Insurance Subsidiaries to do business in any jurisdiction, a notice describing in reasonable detail such proceeding, order, hearing or similar action; and

                        (10) Promptly following the delivery or receipt by the Company or any of its Subsidiaries of any other material correspondence, notice or report to or from any Applicable Insurance Regulatory Authority (including, without limitation, any NAIC specified real estate and mortgage survey, or any successor report or survey, filed with the NAIC), a copy thereof.

                  8(b) Other Information. Promptly furnish or cause to be furnished to the Agent (with the Agent providing the same to each of the Lenders) such additional financial and other information, including, without limitation, financial statements of the Company and the Pledged Subsidiaries, as the Agent or any Lender (through the Agent) may from time to time reasonably request, including, without limitation, such information as is necessary to enable any Lender to participate out or assign any of its interests in the Loans and other Obligations hereunder or to enable other financial institutions to become signatories hereto.

                  8(c) Payment of Indebtedness. And shall cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before it becomes delinquent, defaulted or accelerated, as the case may be, all its Indebtedness (including taxes), except: (1) Indebtedness being contested in good faith and for which provision is made to the satisfaction of the Agent for the payment thereof in the event the Company or such Subsidiary is found to be obligated to pay such Indebtedness and which Indebtedness is thereupon promptly paid by the Company or such Subsidiary, and (2) additional Indebtedness in an amount not to exceed $1,000,000.00 in the aggregate at any date outstanding.

                  8(d) Maintenance of Existence and Properties. And shall cause each of its Subsidiaries to: (1) maintain its corporate existence and maintain all rights, privileges, licenses, approvals, franchises, properties and assets necessary or desirable in the normal conduct of its business (except to the extent expressly permitted under the Loan Documents), and (2) comply with all Contractual Obligations and Requirements of Law the failure to comply with which could have a material adverse effect on the business, operations, assets or financial or other condition of the Company, any Pledged Subsidiary or the Company and its Subsidiaries taken as a whole.

                  8(e) Inspection of Property; Books and Records; Discussions. And shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law the failure to comply with which could have a material adverse effect on the business, operations, assets or financial or other condition of the Company, any Pledged Subsidiary or the Company and its Subsidiaries taken as a whole shall be made of all dealings and transactions in relation to its business and activities, and permit representatives of the Agent or any Lender (at no cost or expense to the Company or any Subsidiary and during normal business hours unless there shall have occurred and be continuing an Event of Default) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired by the Agent or any Lender and to discuss the business, operations, properties and financial and other condition of the Company and any of its

Subsidiaries with officers and employees of such parties, and with their independent certified public accountants.

                  8(f) Notices. Promptly give written notice to the Agent (with the Agent providing the same to each of the Lenders) of:

                        (1) The occurrence of any Potential Default or Event of Default;

                        (2) Any litigation or proceeding affecting the Company or any of its Subsidiaries which is likely to be resolved adversely and which if resolved adversely could have a material adverse effect on the business, operations, property, or financial or other condition of the Company, any Pledged Subsidiary or the Company and its Subsidiaries taken as a whole;

                        (3) Any material adverse change in the business, operations, property or financial or other condition of the Company, any Pledged Subsidiary or the Company and its Subsidiaries taken as a whole; and

                        (4) Prior to the occurrence thereof, the formation or acquisition of any Subsidiary following the Effective Date as to which the Company or such Subsidiary will make investments or contributions in an aggregate amount in excess of $5,000,000.00.

                  8(g) Expenses. Pay all reasonable out-of-pocket expenses (including fees and disbursements of counsel): (1) of the Agent incident to the preparation, negotiation and administration of the Loan Documents and the protection of the rights of the Lenders and the Agent under the Loan Documents, and (2) of the Agent and, following the occurrence of an Event of Default, each of the Lenders incident to the enforcement of payment of the Obligations, whether by judicial proceedings or otherwise, including, without limitation, in connection with bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings involving the Company or a "workout" of the Obligations. The obligations of the Company under this Paragraph 8(g) shall be effective and enforceable whether or not any Loan is funded hereunder and shall survive payment of all other Obligations.

                  8(h) Loan Documents. And shall cause each of the Pledged Subsidiaries to, comply with and observe all terms and conditions of the Loan Documents to which the Company or any Pledged Subsidiary is party.

                  8(i) Insurance. And shall cause each of its Subsidiaries to, obtain and maintain insurance with responsible companies in such amounts and against such risks as are usually carried by corporations engaged in similar businesses similarly situated, and furnish any of the Lenders on request (made through the Agent) full information as to all such insurance.

                  8(j) Hazardous Materials. And shall cause each of its Subsidiaries to:

                        (1) Keep and maintain all Property in compliance with, and shall not cause or permit any Property to be in violation of, any federal, state or local laws, ordinances or regulations relating to industrial hygiene or to the environmental conditions on, under or about any Property, including, but not limited to, soil and ground water conditions.

                        (2) Immediately advise the Agent in writing if any Hazardous Materials Claims are hereafter asserted, and of any discharge, release or disposal of any Hazardous Materials in, on, under or about any Property. The Agent and the Lenders shall have the right to join and participate in, as parties if they so elect, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims and to have their reasonable attorneys' fees in connection therewith paid by the Company.

                        (3) Without the prior written consent of the Agent and the Lenders, take any remedial action in response to the presence of any Hazardous Materials in, on, under or about any Property, nor enter into any settlement agreement, consent decree or other compromise in respect to any Hazardous Material Claims, which remedial action, settlement, consent or compromise might, in the reasonable judgment of the Agent and the Lenders impair the value of such Property; provided, however, that the prior consent of the Agent and the Lenders shall not be necessary in the event that the presence of Hazardous Materials in, on, under or about a Property either poses an immediate threat to the health, safety or welfare of any individual or is of such a nature that an immediate remedial response is necessary and it is not possible to obtain the consent of the Agent and the Lenders before taking such action, provided that in such event the Company shall notify the Agent as soon as practicable of any action so taken. The Agent and the Lenders agree not to withhold their consent, where such consent is required hereunder, if either (i) a particular remedial action is ordered by a court of competent jurisdiction, or (ii) the Company establishes to the reasonable satisfaction of the Agent and the Lenders that there is no reasonable alternative to such remedial action which would result in less impairment of the value of any Property.

                  8(k) Compliance with Laws. And shall cause each of its Subsidiaries to, comply, with all Requirements of Law and Contractual Obligations the failure to comply with which could have a material adverse effect on the business, operations, assets or financial or other condition of the Company, any Pledged Subsidiary or the Company and its consolidated Subsidiaries taken as a whole.

                  8(l) Year 2000 Compliance. And shall cause each of its Subsidiaries to, perform all acts reasonably necessary to ensure that the Company and such Subsidiaries (and any business in which the Company or any of its Subsidiaries holds a substantial interest) and all customers, suppliers and vendors that are material to the Company's or any of its Subsidiaries' businesses become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of the systems of the Company and its Subsidiaries and adopting a detailed plan, with itemized budget, for the remediation and testing of such systems, as well as ascertaining that the material customers, suppliers and vendors of the Company and its Subsidiaries are taking all appropriate steps to become Year 2000 Compliant on a timely basis. For purposes hereof, the phrase "Year 2000 Compliant" shall mean, in regard to any entity, that the software, hardware, firmware, equipment, goods and systems utilized by and material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. The Company shall immediately upon request provide the Agent with such certifications or other evidence of the compliance of the Company and its Subsidiaries with the terms hereof as the Agent may from time to time require.

            9. Negative Covenants. The Company hereby agrees that, as long as any Obligations remain unpaid or any Lender has any obligation to advance its Percentage Share of Loans hereunder, the Company shall not, directly or indirectly:

                  9(a) Liens. Create, incur, assume or suffer to exist any Lien upon the Pledged Stock, and the Company shall not and not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its or their other property and assets except:

                        (1) Liens existing on the Effective Date and reflected in the financial statements referred to in Paragraph 7(a) above (other than Liens securing the Existing Bridge Facility, which Liens will be released on the Effective Date);

                        (2) Liens or charges for current taxes, assessments or other governmental charges which are not delinquent or which remain payable without penalty, or the validity of which are contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof, provided that the Company or such Subsidiary, as applicable, shall have set aside on its books and shall maintain adequate reserves for the payment of same in conformity with GAAP;

                        (3) Liens, deposits or pledges made to secure statutory obligations, surety or appeal bonds, or bonds to obtain, or to obtain the release of, attachments, writs of garnishment or for stay of execution, or to secure the performance of bids, tenders, contracts (other than for the payment of borrowed money), leases or for purposes of like general nature in the ordinary course of the business of the Company or such Subsidiary;

                        (4) Purchase money security interests for property hereafter acquired, conditional sale agreements, or other title retention agreements, with respect to property hereafter acquired; provided, however, that no such security interest or agreement shall extend to any property other than the property acquired;

                        (5) Statutory Liens of landlord's, carriers, warehousemen, mechanics, materialmen and other similar Liens imposed by law and created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in conformity with GAAP;

                        (6) Attachment and judgment Liens not otherwise constituting an Event of Default any of which Liens are in existence less than thirty (30) days after the entry thereof or with respect to which execution has been stayed, payment is covered in full by insurance, or the Company or such Subsidiary shall in good faith be prosecuting an appeal or proceedings for review and shall have set aside on its books such reserves as may be required by GAAP with respect to such judgment or award;

                        (7) Liens incidental to the conduct of the business or the ownership of the property of the Company or such Subsidiary which were not incurred in connection with borrowed money and which do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the business and which, in any event, do not secure obligations aggregating in excess for the Company and all Subsidiaries of $1,000,000.00;

                        (8) Liens securing Indebtedness of Insurance
      Subsidiaries incurred or assumed in connection with the settlement of claim losses in the ordinary course of business of such Insurance Subsidiaries;

                        (9) Easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                        (10) Liens on assets of a Person which becomes a Subsidiary after the date of this Agreement pursuant to a Permitted Acquisition, which Liens are in existence at such time;

                        (11) Liens on assets of GFI securing the GFI Warehouse Debt; and

                        (12) Liens securing Other Permitted Secured Debt.

                  9(b) Indebtedness. And shall not permit any Subsidiary to, create, incur, assume or suffer to exist, or otherwise become or be liable in respect of any Indebtedness except:

                        (1) The Obligations;

                        (2) Indebtedness reflected in the financial statements referred to in Paragraph 7(a) above (other than Indebtedness of the Company to Sanwa under the Existing Bridge Facility, which Indebtedness will be paid in full on the Effective Date);

                        (3) Trade debt incurred in the ordinary course of business;

                        (4) Indebtedness secured by Liens permitted under Paragraph 9(a) above;

                        (5) Subordinated Debt;

                        (6) Guaranties issued by the Company and other contingent obligations of the Company covering Indebtedness of Subsidiaries to non-Affiliates in an aggregate amount not to exceed: (i) in the case of all Subsidiaries other than GFI, $10,000,000.00, and (ii) in the case of GFI, that dollar amount which when added to the aggregate dollar amount of all outstanding advances and loans to, and contributions by the Company to, and investments by the Company in, GFI from and after December 31, 1997, do not exceed $35,000,000.00;

                        (7) Capital leases existing on the date hereof or otherwise incurred in the ordinary course of business;

                        (8) Indebtedness of a Person which becomes a Subsidiary after the date of this Agreement pursuant to a Permitted Acquisition, which Indebtedness is in existence at such time; and

                        (9) Other Permitted Secured and Unsecured Debt.

                  9(c) Consolidation and Merger. And shall not permit any Subsidiary to, liquidate or dissolve or enter into any consolidation or merger, partnership, joint venture, syndicate or other combination except:

                        (1) A consolidation or merger consummated in connection with a Permitted Acquisition and subject to the Company (if the Company is involved) being the surviving corporation, or if the Permitted Acquisition involves a Pledged Subsidiary, such Pledged
      Subsidiary being the surviving corporation;

                        (2) The consolidation or merger of a Pledged Subsidiary into the Company with the Company being the surviving corporation;

                        (3) The consolidation or merger of a Pledged Subsidiary into another Pledged Subsidiary;

                        (4) The consolidation or merger of a Subsidiary other than a Pledged Subsidiary into another Subsidiary which is not a Pledged Subsidiary; and

                        (5) A partnership or joint venture in which the investment of the Company or such Subsidiary will not violate Paragraph 9(g) below;

provided, however, that as a condition precedent to any consolidation or merger otherwise permitted hereunder, there shall have been delivered to the Agent and the Lenders, prior to the consummation thereof or to the entering into of any binding agreement to consummate the same, evidence satisfactory to the Agent and the Lenders that neither prior to or after giving effect to such consolidation or merger will there exist an Event of Default or Potential Default.

                  9(d) Acquisitions. And shall not permit any Subsidiary to, purchase or acquire or incur liability for the purchase or acquisition of all or any substantial portion of the assets or business of any Person, whether in a single transaction or a series of transactions, other than Permitted Acquisitions; provided, however, that as a condition precedent to the right of the Company or any Subsidiary to consummate a Permitted Acquisition hereunder, there shall have been delivered to the Agent and the Lenders no later than thirty (30) days prior thereto evidence satisfactory to the Agent and the Lenders, including, without limitation, pro forma financial statements in form and detail satisfactory to the Agent and the Lenders, demonstrating that: (1) such acquisition meets all requirements set forth in the definition of "Permitted Acquisition" and (2) both before and after giving effect thereto there shall not exist an Event of Default or Potential Default.

                  9(e) Payment of Dividends. Declare or pay any dividends upon its shares of stock now or hereafter outstanding or make any distribution of assets to its stockholders as such, whether in cash, property or securities, except: (1) dividends payable in shares of capital stock and cash in lieu of fractional shares or in options, warrants or other rights to purchase shares of capital stock and dividends, (2) dividends payable by the Subsidiaries of the Company to the Company or to other Subsidiaries of the Company (it being agreed and understood that the Company shall not permit to exist any Contractual Obligations restricting the payment of dividends by any Subsidiary to the Company except those imposed by Applicable Insurance Regulatory Authorities), and (3) if, but only if, at the date of payment thereof and both before and after giving effect to the payment thereof there does not exist an Event of Default or Potential Default, dividends payable by the Company to its shareholders.

                  9(f) Purchase or Retirement of Stock. Acquire, purchase, redeem or retire any shares of its capital stock now or hereafter outstanding at any time at which there shall exist an Event of Default or Potential Default.

                  9(g) Investments; Advances. And shall not permit any Subsidiary to, make or commit to make any advance, loan or extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person other than:

                        (1) Extensions of credit to customers in the ordinary course of the title insurance business and ancillary or related lines of business;

                        (2) Extensions of credit and capital contributions to and investments in Subsidiaries;

                        (3) Advances to and investments by the Company in GFI from and after December 31, 1997 in an outstanding aggregate dollar amount which when taken with the aggregate dollar amount of outstanding guaranties and other contingent liabilities of the Company for Indebtedness of GFI to non-Affiliates incurred or assumed from and after December 31, 1997 does not exceed $35,000,000.00;

                        (4) Note and loan receivables held by the Company and Subsidiaries (other than GFI) with an aggregate book value, determined in accordance with GAAP, for the Company and all such Subsidiaries not to exceed $20,000,000.00;

                        (5) Direct and indirect investments in real estate in an aggregate amount not to exceed $10,000,000.00;

                        (6) Primary Quality Investments;

                        (7) Secondary Quality Investments with an aggregate cost not to exceed sixty six percent (66%) of the Company's Effective Tangible Net Worth; provided, however, that such Secondary Quality Investments shall be diversified such that no single such Secondary Quality Investment with a cost in excess of five percent (5%) of the Company's Effective Tangible Net Worth shall be in any single Person, except that the Company may make investments in Secondary Quality Investments which do not meet such diversification requirement so long as the aggregate cost of such Secondary Quality Investments does not exceed twenty five percent (25%) of the Company's Effective Tangible Net Worth;

                        (8) Other debt and equity investments which are not traded in recognized public markets in an aggregate cost not to exceed that amount which when added to the aggregate cost of Secondary Quality Investments which do not meet the diversification requirements of the proviso of subparagraph (7) above would exceed twenty five percent (25%) of the Company's Effective Tangible Net Worth;

                        (9) Investments in American Title Company in existence on the Effective Date, as such investments may be increased in the event of the sale of National Title Company of New York; and

                        (10) Investments consisting of Permitted Acquisitions.

                  9(h) Sale of Assets. And shall not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of any of its assets (other than obsolete or worn out property), whether now owned or hereafter acquired, other than in the ordinary course of business as presently conducted and at fair market value; provided, however, that the Company and its Subsidiaries may sell the stock of Subsidiaries (other than the Pledged Subsidiaries) at fair market value and provided that prior to and after giving effect to such sale there does not exist an Event of Default or Potential Default.

                  9(i) Restriction on Acquisitions. And shall not permit any Subsidiary to, acquire more than fifty percent (50%) in fair market value of equity interests in or assets of any Person, whether in a single transaction or a series of transactions, unless such acquisition shall constitute a Permitted Acquisition.

                  9(j) Capital Expenditures. And shall not permit any Subsidiary to, make Capital Expenditures in excess of $20,000,000.00 in the aggregate for the Company and all Subsidiaries during any fiscal year; provided, however, that the limitations contained in this Paragraph 9(j) shall not apply to Capital Expenditures associated with Permitted Acquisitions.

                  9(k) Minimum Effective Tangible Net Worth. Permit at any date the Company's Effective Tangible Net Worth to be less than: (1) $206,000,000.00, plus (2) fifty percent (50%) of consolidated Net Profit After Taxes of the Company for each fiscal quarter, determined at the end of each fiscal quarter beginning with the fiscal quarter ending March 31, 1998, plus (3) one hundred percent (100%) of the net proceeds of any equity offering of the Company or the conversion of debt into equity, consummated following the Effective Date, plus
(4) one hundred percent (100%) of any increase in the equity of the Company related to the valuation of stock issued for the purposes of consummating any Permitted Acquisition following the Effective Date.

                  9(l) Minimum Net Worth of FNTC. Permit at any date FNTC's net worth, determined in accordance with GAAP, to be less than: (1) $26,000,000.00, plus (2) fifty percent (50%) of Net Profits After Taxes of FNTC for each fiscal quarter, determined at the end of each fiscal quarter beginning with the fiscal quarter ending March 31, 1998.

                  9(m) Leverage Ratio. Permit at any date the Company's ratio of Debt to Effective Tangible Net Worth to be greater than 1.15:1.00.

                  9(n) Minimum Cash Flow Coverage Ratio. Permit as of the last day of any fiscal quarter, the ratio of:

                        (1) Adjusted Cash Flow of the Company during such fiscal quarter and the immediately preceding three fiscal quarters, to

                        (2) The sum of, during such fiscal quarter and the immediately preceding three fiscal quarters: (i) Adjusted Scheduled Principal Payments, plus (ii) interest expense (excluding amortization of the original issue discount on the LYONs during such period), plus (iii) net claims paid and net credit write-offs, plus (iv) dividends paid by the Company, to be less than 1.20:1.00.

                  9(o) Minimum Statutory Surplus. Permit any date the aggregate Statutory Surplus of FNNEW and FNTIC to be less than $75,000,000.00.

                  9(p) Minimum Primary Investment Portfolio. Permit at any date the fair market value of Primary Quality Investments held by the Company to be less than reserves for claim losses, determined in accordance with GAAP.

                  9(q) Subordinated Debt. Make or permit to be made any prepayment on or repurchase any of the LYONs or make any prepayment on or repurchase any other

Subordinated Debt or amend or consent to the amendment or waiver of any term or provision of the Subordinated LYONs Debt Indenture if prior to or after giving effect to such action there exists an Event of Default or Potential Default.

                  9(r) Restriction on Negative Pledges. And will not permit any Subsidiary to, grant, enter into or permit to remain in effect any agreement with any Person (other than the Agent and the Lenders pursuant to the Negative Pledge Agreements and Paragraph 9(a) above) which would have the effect of prohibiting or restricting in any manner the Company or any of the Pledged Subsidiaries from granting to the Agent for the benefit of the Lenders such Liens upon assets and properties of the Company and the Pledged Subsidiaries as the Company, such Pledged Subsidiaries and the Lenders might otherwise agree.

                  9(s) Formation of Additional Subsidiaries. Following the Effective Date form, or permit any Subsidiary to form, any additional Subsidiary other than in connection with Permitted Acquisitions.

            10. Events of Default. Upon the occurrence of any of the following events (an "Event of Default"):

                  10(a) The Company shall fail to pay any principal on the Loans on the date when due or fail to pay within five days of the date when due any other Obligation; or

                  10(b) Any representation or warranty made by the Company in any Loan Document shall be inaccurate or incomplete in any material respect on or as of the date made or deemed made; or

                  10(c) The Company shall fail to maintain its corporate existence or the corporate existence of any Pledged Subsidiary or shall default in the observance or performance of, or there shall otherwise occur a breach of, any covenant or agreement contained in Paragraph 9 above; or

                  10(d) The Company shall fail to observe or perform any other term or provision contained in the Loan Documents and such failure shall continue for fifteen (15) days after the Company became aware of such failure; or

                  10(e) The Company or any Subsidiary shall default in any payment of principal of or interest on any Indebtedness (other than the Obligations) in an aggregate amount for the Company and all of its Subsidiaries in excess of $1,000,000.00 (and any grace period applicable thereto shall have expired) or any other event shall occur, the effect of which is to permit such Indebtedness to be declared or otherwise to become due prior to its stated maturity; or

                  10(f) (1) The Company or any of its Subsidiaries, shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or
(ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (2) there shall be commenced against the Company or any of its Subsidiaries, any case, proceeding or other action of a nature referred to in clause (1) above which (i) results in the entry of an order for relief or any such adjudication or appointment, or (ii) remains undismissed, undischarged or unbonded for a period of thirty (30) days; or (3) there shall be commenced against the Company or any of its Subsidiaries, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within sixty (60) days from the entry thereof; or (4) the Company or any of its Subsidiaries, shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in (other than in connection with a final settlement), any of the acts set forth in clause (1), (2) or (3) above; or (5) the Company or any of its Subsidiaries, shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as they become due; or

                  10(g) (1) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (2) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or nor waived, shall exist with respect to any Plan, (3) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to
Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten days after commencement thereof, as the case may be, (4) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (5) any withdrawal liability to a Multiemployer Plan shall be incurred by the Company or
(6) any other event or condition shall occur or exist; and in each case in clauses (1) through (6) above, such event or condition, together with all other such events or conditions, if any, is likely to subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Company, any Pledged Subsidiary or the Company and its Subsidiaries taken as a whole; or

                  10(h) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries and such judgments or decrees (other than decrees involving amounts in the aggregate of less than $5,000,000.00) shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within thirty (30) days from the entry thereof or in any event later than five days prior to the date of any proposed sale thereunder; or

                  10(i) Any Pledged Subsidiary shall fail to observe or perform any provision of its Negative Pledge Agreement or shall attempt to rescind or revoke such Negative Pledge Agreement; or

                  10(k) There shall occur a Change of Control;

THEN, automatically upon the occurrence of an Event of Default under Paragraph 10(f) above, at the option of any Lender upon the occurrence of an Event of Default under Paragraph 10(a) above and, in all other cases, at the option of the Majority Lenders, each Lender's obligation to make Loans shall terminate and the principal balance of outstanding Loans and interest accrued but unpaid thereon and all other Obligations shall become immediately due and payable, without demand upon or presentment to the Company, which are expressly waived by the Company and the Agent and the Lenders may immediately exercise all rights, powers and remedies available to them at law, in equity or otherwise, including, without limitation, pursuant to the Stock Pledge Agreement.

            11. The Agent.

                  11(a) Appointment. Each Lender hereby irrevocably designates and appoints the Agent as the agent of such Lender under the Loan Documents and each such Lender hereby irrevocably authorizes the Agent, as the agent for such Lender, to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in the Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Agent. The Company shall pay to the Agent an agency fee in such amount and at such times as the Agent and the Company may from time to time agree in writing.

                  11(b) Delegation of Duties. The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  11(c) Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(1) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (2) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Loan Documents or for any failure of the Company to perform its obligations hereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents or to inspect the properties, books or records of the Company.

                  11(d) Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certification, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any note as the owner thereof for all purposes. As to the Lenders: (1) the Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Majority Lenders or all of the Lenders, as appropriate, or it shall first be indemnified to its satisfaction by the Lenders ratably in accordance with their respective Percentage Shares against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any action (except for liabilities and expenses resulting from the Agent's gross negligence or willful misconduct), and (2) the Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Majority Lenders or all of the Lenders, as appropriate, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

                  11(e) Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Company referring to the Loan Documents, describing such Potential Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Potential Default or Event of Default as shall be reasonably directed by the Majority Lenders provided that such action is consistent with the provisions of this Agreement; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

                  11(f) Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  11(g) Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their Percentage Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Obligations.

                  11(h) Agent in Its Individual Capacity. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Agent were not the Agent hereunder. With respect to such loans made or renewed by them, the Agent shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

                  11(i) Successor Agent. The Agent may resign as Agent under the Loan Documents upon sixty (60) days' notice to the Lenders and agrees that it will so resign in the event it ceases to hold any Percentage Share of the Obligations. The Agent may be removed from such capacity in the event the Lenders (other than the Agent) shall determine in their reasonable business judgment that the Agent has consistently failed to perform the obligations of the Agent hereunder. If the Agent shall resign or be removed as provided herein, then the Lenders (other than the Agent) shall appoint from among the Lenders a successor agent or, if such Lenders are unable to agree on the appointment of a successor agent, the Agent shall appoint a successor agent for the Lenders (which successor agent shall, in either case and assuming that there does not exist a Potential Default or Event of Default, be reasonably acceptable to the Company), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any of the Loan Documents or successors thereto. After any retiring Agent's resignation hereunder as Agent, the provisions of this Paragraph 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

            12. Additional Lenders; Assignments and Participations.

                  12(a) Addition of New Lender.

                        (1) Any Lender (an "Assigning Lender") may at any time propose that one or more financial institutions (each, an "Applicant Financial Institution") become an additional Lender hereunder by way of assignment by such Assigning Lender of all or a portion of such Assigning Lender's Maximum Commitment by notifying the Agent of the identity of such Applicant Financial Institution and such Applicant Financial Institution's proposed Maximum Commitment. The addition of any Applicant Financial Institution shall be subject to:

                              (i) The prior written consent of the Agent and,
            but only if there shall not exist an Event of Default or Potential Default, the Company, no such consent to be unreasonably withheld; and

                              (ii) Delivery of each of the items and the
            occurrence of each of the events described in subparagraph (2) below.

                        (2) Assuming delivery of the consent of the Agent as required pursuant to subparagraph (1)(i) above, the Agent and the Assigning Lender shall mutually agree on the Adjustment Date on which such Applicant Financial Institution shall become a party hereto and a Lender hereunder. On such Adjustment Date:

                              (i) The Agent shall deliver to the Company and
            each of the Lenders a replacement Commitment Schedule to be effective as of such Adjustment Date, reflecting the Lenders' respective Maximum Commitments and Percentage Shares after giving effect to the assignment.

                              (ii) No later than 11:30 a.m. (Los Angeles time)
            on such Adjustment Date, such Applicant Financial Institution shall pay to the Agent for delivery to the Assigning Lender an amount equal to such Applicant Financial Institution's Percentage Share of Loans outstanding held by the Assigning Lender. The Agent shall thereupon remit such amount to the Assigning Lender. Following such Adjustment Date, fees and interest accrued on the Obligations to but not including such Adjustment Date shall be payable to the Lenders in accordance with their respective Percentage Shares prior to such Adjustment Date before giving effect to the readjustment thereof pursuant to the Commitment Schedule provided by the Agent on such Adjustment Date.

                              (iii) The Agent, the Company, the Assigning Lender
            and the Applicant Financial Institution shall execute and deliver an Assignment and Acceptance Agreement, which Assignment and Acceptance Agreement shall constitute an amendment to this Agreement and the other Loan Documents to the extent necessary to reflect the inclusion of the Applicant Financial Institution as a Lender hereunder.

                              (iv) The Applicant Financial Institution shall pay
            to the Agent a registration fee of $3,500.00.

Subject to the requirements described above, on the Adjustment Date the Applicant Financial Institution shall become a party hereto and a Lender hereunder and shall be entitled to all rights, benefits and privileges accorded a Lender under the Loan Documents and shall be subject to all obligations of a Lender under the Loan Documents.

                  12(b) Assignments Among Existing Lenders. Any Lender may at any time agree to assign a portion of such Lender's Maximum Commitment and Percentage Share to one or more of its Affiliates or to another existing Lender (a "Transferee Lender"). In such event, such Lender and the Transferee Lender shall so notify the Agent and the Company of the Adjustment Date on which such assignment is to be effective. On such Adjustment Date:

                        (1) The Company shall deliver to the Agent, and each of the Lenders a Commitment Schedule to be effective as of such Adjustment Date, reflecting the Aggregate Credit Limit and the Lenders' respective Maximum Commitments and Percentage Shares.

                        (2) The Agent, the Company, the assigning Lender and the Transferee Lender shall execute and deliver an Assignment and Acceptance Agreement, which shall constitute an amendment to this Agreement and the other Loan Documents to the extent necessary to reflect such transfer.

                        (3) No later than 12:30 p.m. (Los Angeles time) on such Adjustment Date, the Transferee Lender shall pay to the Agent an amount equal to such Transferee Lender's Percentage Share of Loans outstanding in excess of such Transferee Lender's previous Percentage Share thereof. The Agent shall thereupon remit to the transferring Lender the amount thereof.

                  12(c) Minimum Loan Commitment. Notwithstanding anything to the contrary contained herein, the inclusion of any Applicant Financial Institution as a Lender hereunder pursuant to Paragraph 12(a) above and the assignment by an existing Lender of a portion of such Lender's Maximum Commitment to a Transferee Lender pursuant to Paragraph 12(b) above shall be subject to the following restrictions:

                        (1) If an Applicant Financial Institution is acquiring a portion of an existing Lender's Maximum Commitment by way of an assignment from such existing Lender, then such assignment of Maximum Commitment must be in the minimum amount of $5,000,000.00 (or if in a higher amount, in integral multiples of $1,000,000.00 in excess thereof) and such existing Lender must continue to hold a Maximum Commitment of not less than $5,000,000.00 following the consummation of the contemplated assignment;

                        (2) If an existing Lender is assigning a portion of its Maximum Commitment to a Transferee Lender, such assignment of Maximum Commitment is in the minimum amount of $5,000,000.00 (or if in a higher amount, in integral multiples of $1,000,000.00 in excess thereof) and such existing Lender shall continue to hold a Maximum Commitment of not less than $5,000,000.00 following the consummation of the contemplated assignment.

                  12(d) Sub-Participations by Lenders. Any Lender may at any time sell participating interests in any of the Obligations held by such Lender and its Maximum Commitment hereunder; provided, however, that:

                        (1) No participation contemplated by this Paragraph 12(d) shall relieve such Lender from its obligations hereunder or under any other Loan Document;

                        (2) Such Lender shall remain solely responsible for the performance of such obligations;

                        (3) The Company, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents; and

                        (4) The participation agreement or other document evidencing the sale of such participating interest shall not require the Lender to obtain the consent of the purchaser thereof to any amendment or waiver with respect to the Loan Documents other than as to amendments and waivers requiring the consent of one hundred percent (100%) of the Lenders pursuant to Paragraph 13(b) below.

                  12(e) Federal Reserve Bank. Notwithstanding the provisions of Paragraphs 12(a) and 12(b) above, any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank.

            13. Miscellaneous Provisions.

                  13(a) No Assignment. The Company may not assign its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of one hundred percent (100%) of the Agent and the Lenders. Any attempted assignment in violation of this Paragraph 13(a) shall be automatically deemed null and void. Subject to the foregoing, all provisions contained in this Agreement or any document or agreement referred to herein or relating hereto shall inure to the benefit of each Lender, its successors and assigns, and shall be binding upon the Company, its successors and assigns.

                  13(b) Amendment. Neither this Agreement nor any other Loan Document may be amended or terms or provisions hereof waived unless such amendment or waiver is in writing and signed by the Majority Lenders, the Agent and the Company; provided, however, that without the prior written consent of one hundred percent (100%) of the Agent and the Lenders and (other than with respect to subparagraph (3) below) the Company, no amendment or waiver shall:
(1) reduce the principal of, or rate of interest or fees on, the Loans or extend or otherwise modify the required amount or due date for any Loan, (2) modify any Lender's Maximum Commitment or Percentage Share (except as the result of an assignment permitted under Paragraph 12 above), (3) modify any provision of the Loan Documents requiring one hundred percent (100%) of the Lenders to act, (4) modify the definition of "Majority Lenders," (5) release any Pledged Subsidiary from its obligations under its Negative Pledge Agreement or release any collateral at any time held for the Obligations, or (6) amend this Paragraph 13(b). It is expressly agreed and understood that the failure by the required Lenders to elect to accelerate amounts outstanding hereunder and/or to terminate the obligation of the Lenders to make Loans hereunder shall not constitute an amendment or waiver of any term or provision of this Agreement.

                  13(c) Cumulative Rights; No Waiver. The rights, powers and remedies of the Lenders hereunder and under the other Loan Documents are cumulative and in addition to all rights, power and remedies provided under any and all agreements between the Company and the Lenders relating hereto, at law, in equity or otherwise. Any delay or failure by the Lenders to exercise any right, power or remedy shall not constitute a waiver thereof by the Lenders, and no single or partial exercise by the Lenders of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

                  13(d) Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

                  13(e) Survival. All representations, warranties, covenants and agreements contained herein and in the other Loan Documents on the part of the Company and the Pledged Subsidiaries shall survive the termination of this Agreement and shall be effective until the Obligations are paid and performed in full or longer as expressly provided herein.

                  13(f) Notices. All notices given by any party to the others under any of the Loan Documents shall be in writing unless otherwise provided for herein, delivered by facsimile transmission, by personal delivery or by overnight courier, addressed to the party as set forth on Schedule I attached hereto, as such Schedule I may be amended from time to time. Any party may change the address to which notices are to be sent by notice of such change to each other party given as provided herein.

                  13(g) Governing Law. This Agreement and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of California without giving effect to its choice of law rules.

                  13(h) Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterparts, all of which together shall constitute one agreement.

                  13(i) Sharing of Payments. If any Lender shall receive and retain any payment, whether by setoff, application of deposit balance or security, or otherwise, in respect of the Obligations in excess of such Lender's Percentage Share thereof, then such Lender shall purchase from the other Lenders for cash and at face value and without recourse, such participation in the Obligations held by them as shall be necessary to cause such excess payment to be shared ratably as aforesaid with each of them; provided, that if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Lender is hereby authorized by the Company to exercise any and all rights of setoff, counterclaim or bankers' lien against the full amount of the Obligations, whether or not held by such Lender. Each Lender hereby agrees to exercise any such rights first against the Obligations and only then to any other Indebtedness of the Company to such Lender.

                  13(j) Consent to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

                  13(k) Waiver of Jury Trial. THE COMPANY, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY

IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  13(l) Indemnity. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent and each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorney's fees and expenses, including the documented cost of internal counsel) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Paragraph 13(l) shall survive payment of all other Obligations.

                  13(m) Marshalling; Payments Set Aside. Neither the Agent nor the Lenders shall be under any obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Agent or the Lenders (through the Agent), or the Agent on behalf of the Lenders enforces their Liens or exercises their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent in its discretion) to be repaid to a trustee, receiver or any other party in connection with any insolvency proceeding, or otherwise, then (1) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred, and
(2) each Lender severally agrees to pay to the Agent upon demand its ratable share of the total amount so recovered from or repaid by the Agent.

                  13(n) Set-off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists, each Lender is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Lender to or for the credit or the account of the Company against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Company and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

                  13(o) Severability. The illegality or unenforceability of any provision of this Agreement or any other Loan Document or any instrument or agreement required hereunder or thereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions hereof or thereof.

                  13(p) No Third Parties Benefited. This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Company, the Lenders and the Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Agent nor any Lender shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                    FIDELITY NATIONAL FINANCIAL, INC.
                                    a Delaware corporation


                                    By:    /s/ A. D. Meadows
                                    Name:  Allen d. Meadows
                                    Title: EVP & CFO


                                    SANWA BANK CALIFORNIA, as Agent
                                    and as a Lender


                                    By:  /s/ Craig Ciebiera
                                         Craig Ciebiera, Vice President

                                    COMERICA BANK - CALIFORNIA, as a Lender


                                    By:    /s/ Mario DePasquale
                                    Name:  Mario DePasquale
                                    Title: Assistant Vice President


                                    By:    _________________________________
                                    Name:  _________________________________
                                    Title: _________________________________


                                    FIRST BANK & TRUST, as a Lender


                                    By:    /s/ K. P. Balkrishna
                                    Name:  K.P. Balkrishna
                                    Title: Senior Vice President


                                    SUN TRUST BANK, CENTRAL FLORIDA, N.A.,
                                    as a Lender


                                    By:    /s/ Janet P. Sammons
                                    Name:  Janet P. Sammons
                                    Title: Vice President


                                    THE SUMITOMO BANK, LIMITED, LOS ANGELES
                                    BRANCH, as a Lender


                                    By:    /s/ Kuzo Masaki
                                    Name:  Kuzo Masaki

                                    Title: General Manager


                                    WELLS FARGO BANK, N.A., as a Lender


                                    By:    /s/ Timothy A. McDevitt
                                    Name:  Timothy A. McDevitt
                                    Title: Vice President


                                    By:    /s/ Donald A. Hartmann
                                    Name:  Donald A. Hartmann
                                    Title: Senior Vice President

                        TABLE OF EXHIBITS AND SCHEDULES

Exhibit A   Schedule of Litigation
Exhibit B   Schedule of Subsidiaries

Schedule I  Schedule of Addresses for Notice Purposes

Annex 1     Glossary, with Exhibits

                                ANNEX 1: GLOSSARY


        THIS GLOSSARY is attached to and incorporated by reference in that certain Credit Agreement dated as of August 1, 1998 by and among FIDELITY NATIONAL FINANCIAL, INC. (the "Company"), the Lenders from time to time party thereto (the "Lenders") and SANWA BANK CALIFORNIA, as Agent for the Lenders. For purposes of the Credit Agreement and the other Loan Documents, the following capitalized terms shall have the following meanings:

               "Adjusted Cash Flow" shall mean for any fiscal period: (a) consolidated Cash Flow of the Company for such fiscal period, less (b) amortization of the original issue discount on the LYONs during such fiscal period, and plus (c) provision for claim losses and provision for credit losses, determined in accordance with GAAP for such period.

               "Adjusted Scheduled Principal Payments" shall mean for any fiscal period: (a) all regularly scheduled payments of principal required to be made on account of Indebtedness of the Company and its Subsidiaries during such fiscal period, less (b) principal payments required to be made on GFI Warehouse Debt (whether as a result of the maturity thereof or otherwise), and less (c) principal payments on the GFI Class A Notes.

               "Adjustment Date" shall mean the date as of which the addition of a new Lender or assignment among existing Lenders is to be effective as provided more particularly in Paragraph 12 of the Agreement.

               "Affiliate" shall mean, as to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. "Control" as used herein means with respect to any business entity the power to direct the management and policies of such business entity.

               "Agent" shall have the meaning given such term in the introductory paragraph of the Agreement and shall include any successor to Sanwa as the initial "Agent" under the Agreement.

               "Agent's Fee Letter" shall mean a fee letter in form and substance satisfactory to the Agent setting forth the fees to be paid to the Agent with respect to the credit facility evidenced by the Agreement.

               "Aggregate Credit Limit" shall mean $100,000,000.00, as such amount may be increased or decreased by written agreement of the Agent, the Company and one hundred percent (100%) of the Lenders.

               "Applicable Eurodollar Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable to such Eurodollar Loan, the rate per annum

(rounded upward, if necessary, to the next higher 1/16 of one percent) calculated as of the first day of such Interest Period in accordance with the following formula:

                      Applicable Eurodollar Rate =  ER  +  1.15
                                                   ----
                                             1-ERP

        where
                      ER   =  Eurodollar Rate
                      ERP  =  Eurodollar Reserve Percentage

               "Applicable Insurance Regulatory Authority" shall mean, when used with respect to any Significant Insurance Subsidiary, the insurance department or similar administrative agency or authority located in the jurisdiction in which such Significant Insurance Subsidiary is domiciled.

               "Applicant Financial Institution" shall have the meaning given such term in Paragraph 12(a) of the Agreement.

               "Assigning Lender" shall have the meaning given such term in Paragraph 12(a) of the Agreement.

               "Assignment and Acceptance Agreement" shall mean an agreement in the form of that attached hereto as Exhibit A.

               "Authorized Officer" shall mean any of the chief financial officer, executive vice president - finance, president, chief executive officer or chief operating officer of the Company.

               "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in Los Angeles, California are authorized or obligated to close their regular banking business.

               "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures by the Company and its Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of the Company and its Subsidiaries. For the purpose of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Company or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be.

               "Cash Flow" shall mean for any period the sum of (a) net income (or net loss) plus (b) all amounts treated as expenses for interest, amortization and depreciation.

               "Change of Control" shall mean any of the following:

               (a) The acquisition by any other entity, individual or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of more than twenty percent (20%) of the common stock of the Company and/or other securities which have more than twenty percent (20%) of the combined voting power of the securities of the Company entitled to vote in the election of directors; or

               (b) The sale of all or substantially all of the assets of the Company to any other entity, individual or group except in a transaction whereby the holders of the common stock and/or other securities entitled to vote in the election of directors immediately prior to such transaction own, directly or indirectly, at least eight percent (80%) of all such securities immediately after giving effect to such transaction; or

               (c) If the Company shall cease to own directly one hundred percent (100%) of the outstanding capital stock of each of the Pledged Subsidiaries.

               "Closing Certificate" shall mean a certificate in the form of that attached hereto as Exhibit B.

               "Commitment Schedule" shall mean a schedule setting forth the current Aggregate Credit Limit and, for each Lender, such Lender's Maximum Commitment and Percentage Share, as such schedule may be modified from time to time consistent with the Loan Documents.

               "Commonly Controlled Entity" of a Person shall mean a Person, whether or not incorporated, which is under common control with such Person within the meaning of Section 414(c) of the Internal Revenue Code.

               "Contact Office" shall mean the office of the Agent located at 601 South Figueroa Street, W8-12, Los Angeles, California 90017 or such other office as the Agent may notify the Company and the Lenders from time to time in writing.

               "Contractual Obligation" as to any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

               "Debt" shall mean at any date: (a) consolidated Total Liabilities of the Company, less (b) Total Liabilities of GFI, less (c) reserves for claim losses established in conformity with GAAP, and less (d) Subordinated Debt of the Company and its Subsidiaries.

               "Effective Fed Funds Rate" shall mean for any day, the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve

System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

               "Effective Date" shall mean the date on which all conditions precedent to the funding of the first Loan set forth in Paragraph 6(a) of the Agreement have been met to the satisfaction of the Agent and the Lenders.

               "Effective Tangible Net Worth" shall mean on any date: (a) the consolidated Tangible Net Worth of the Company, plus (b) Subordinated Debt of the Company and its consolidated Subsidiaries, less (c) the Tangible Net Worth of GFI, determined in accordance with GAAP.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be supplemented or amended.

               "Eurodollar Business Day" shall mean a Business Day upon which commercial banks in London, England are open for domestic and international business.

               "Eurodollar Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable to such Eurodollar Loan, the rate for the applicable Interest Period shown on Page 1701 of the Knight-Ridder screen for the corresponding deposits of U.S. dollars three Business Days prior to the first day of such Interest Period or such rate as is otherwise determined by the Agent with reference to the British Banker's Association, or, if such rates are not available, the arithmetic average as determined by the Agent of the rates at which deposits in immediately available U.S. dollars in an amount equal to the amount of such Eurodollar Loan having a maturity approximately equal to such Interest Period are offered to three reference banks to be selected by the Bank in the London interbank market, at approximately 11:00 a.m. (London time) three Eurodollar Business Days prior to the first day of such Interest Period.

               "Eurodollar Rate Loans" shall mean Loans outstanding under the Agreement at such time as they are made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

               "Eurodollar Reserve Percentage" shall mean with respect to an Interest Period for a Eurodollar Loan, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments) which is imposed under Regulation D on eurocurrency liabilities.

               "Event of Default" shall have the meaning given such term in Paragraph 10 of the Agreement.

               "Existing Bridge Facility" shall mean the credit facility extended by Sanwa to the Company and evidenced by that certain Bridge Loan Note dated as of March 24, 1998 executed by the Company in favor of Sanwa.

               "Financial Covenant Compliance Certificate" shall mean a certificate in the form of that attached hereto as Exhibit C, demonstrating compliance by the appropriate Persons with the requirements of Paragraphs 9(g)(3), 9(g)(4), 9(g)(5), 9(g)(7), 9(g)(8), 9(j), 9(k), 9(l), 9(m), 9(n), 9(o)
and 9(p) of the Agreement.

               "Floating Rate" shall mean on any day the higher of: (a) the rate of interest publicly announced by Sanwa from time to time as its "reference rate" as in effect at Sanwa's principal office in Los Angeles, California on such day, and (b) the Effective Fed Funds Rate on such day plus one half of one percent (0.50%).

               "Floating Rate Loans" shall mean Loans outstanding under the Agreement during such time as they are made and/or being maintained at a rate of interest based upon the Floating Rate.

               "FNNEW" shall mean Fidelity National Title Insurance Company of New York, a New York corporation.

               "FNTIC" shall mean Fidelity National Title Insurance Company, a California corporation.

               "FNTC" shall mean Fidelity National Title Company, a California corporation.

               "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time consistently applied.

               "GFI" shall mean Granite Financial, Inc., a Delaware corporation.

               "GFI Class A Notes" shall mean 6.33% Class A Lease-Backed Term Notes, Series 1996-1 Due November 20, 2001 issued pursuant to an Indenture dated as of april 1, 1996 among GF Funding Corp. I, Norwest Bank Minnesota, National Association, and Granite Financial, LLC.

               "GFI Warehouse Debt' shall mean Indebtedness of GFI consisting of short term working capital lines of credit.

               "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Hazardous Materials" shall mean any flammable materials (excluding wood products normally used in construction), explosives, radioactive materials, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definitions of "hazardous substances," "Hazardous wastes," "hazardous materials," or toxic substances" under any applicable federal, state, or local laws or regulations.

               "Hazardous Materials Claims" shall mean any enforcement, cleanup, removal or other governmental or regulatory action or order with respect to the Property, pursuant to any Hazardous Materials Laws, and/or any claim asserted in writing by any third party relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

               "Hazardous Materials Laws" shall mean any applicable federal, state or local laws, ordinances or regulations relating to Hazardous Materials.

               "Indebtedness" of any Person shall mean all items of indebtedness which, in accordance with GAAP and practices, would be included in determining liabilities as shown on the liability side of a statement of condition of such Person as of the date as of which indebtedness is to be determined, including, without limitation, all obligations for money borrowed and capitalized lease obligations, and shall also include all indebtedness and liabilities of others assumed or guaranteed by such Person or in respect of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection) whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise.

               "Initial Collateral Documents" shall have the meaning given such term in Paragraph 5(a) of the Agreement.

               "Insurance Subsidiary" shall mean any Subsidiary of the Company which is a licensed insurance company or a licensed underwritten title company.

               "Interest Period" shall mean with respect to any Loan which is being maintained as a Eurodollar Rate Loan, the period commencing on the date such Loan is advanced and ending one, two, three, four or six months thereafter, as designated in the related Loan Request; provided, however, that: (a) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless by such extension it would fall in another calendar month, in which case such Interest Period shall end on the immediately preceding Eurodollar Business Day, (b) any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period is to end shall, subject to the provisions of clause (a) of the Agreement, end on the last day of such calendar month, and (c) no Interest Period shall end after the Maturity Date or.

               "Interim Date" shall mean June 30, 1998.

               "Licenses" shall mean any licenses or certificates of authority from any Applicable Insurance Regulatory Authority or permits or authorizations to transact title insurance business or to act as an insurance agent or broker.

               "Lien" shall mean any security interest, mortgage, pledge, lien, claim on property, charge or encumbrance (including any conditional sale or other title retention agreement), any lease in the nature thereof, and the filing of or agreement to give any financial statement under the Uniform Commercial Code of any jurisdiction.

               "Loan Documents" shall mean the Agreement, the Stock Pledge Agreement, the Negative Pledge Agreements and each other document, instrument or agreement executed by the Company in connection herewith or therewith, as any of the same may be amended, extended or replaced from time to time.

               "Loan Request" shall mean a request for a Loan in substantially the form of Exhibit D attached hereto.

               "Loans" shall mean, collectively and severally, the Revolving Loans and the Term Loan.

               "LYONs" shall mean those certain Liquid Yield Option Notes issued by the Company pursuant to the Subordinated LYONs Debt Indenture.

               "Majority Lenders" shall mean the Lenders holding not less than sixty-six and two thirds percent (66.667%) of the Percentage Shares.

               "Maturity Date" shall mean the earlier of: (a) July 31, 2001, as such date may be extended from time to time in writing by one hundred percent (100%) of the Lenders, in their sole discretion, and (b) the date the Lenders terminate their obligation to make further Loans under the Agreement pursuant to Paragraph 10 of the Agreement.

               "Maximum Commitment" shall mean , with respect to any Lender on any date, the dollar amount specified as such Lender's "Maximum Commitment" on the current Commitment Schedule, as such amount may be increased pursuant to an assignment of additional Maximum Commitment to such Lender pursuant to Paragraph 13(b) of the Agreement or otherwise increased or decreased by written agreement of the Company, the Agent and one hundred percent (100%) of the Lenders.

               "Multiemployer Plan" as to any Person shall mean a Plan of such Person which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

               "NAIC" shall mean the National Association of Insurance Commissioners and any successor thereto.

               "Negative Pledge Agreement" shall mean an agreement in the form of that attached hereto as Exhibit E.

               "Net Profit After Taxes" shall mean for any Person for any fiscal period, the pre-tax net income (or net loss) of such Person for such period, determined in accordance with GAAP, less all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss); provided, however, that net income (or loss) shall be computed without giving effect to extraordinary losses or extraordinary gains, as determined under GAAP.

               "Obligations" shall mean any and all debts, obligations and liabilities of the Company to the Lenders (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to the Loan Documents.

               "Other Permitted Secured and Unsecured Debt" shall mean Indebtedness described on Exhibit F attached hereto.

               "Other Permitted Secured Debt" shall mean Indebtedness described as such on Exhibit F attached hereto.

               "PBGC" shall mean the Pension Benefit Negative Pledge Agreement Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

               "Percentage Share" shall mean, for any Lender at any date that percentage which the Maximum Commitment of such Lender at such date bears to the Aggregate Credit Limit on such date, as set forth in the most recent Commitment Schedule delivered by the Agent to the Company and the Lenders.

               "Permitted Acquisition" shall mean an acquisition by the Company or one of its Subsidiaries as to which each of the following statements is accurate and complete (and the Company by consummating such acquisition being automatically deemed to so represent and warrant to the Agent and the Lenders):

               (a) The acquisition is of an equity interest in or assets of a company which meets each of the following criteria:

                      (1) The company's principal line of business is providing financial services to the public or, if the company's principal line of business is not providing financial services to the public, the total consideration to be paid by the Company or such Subsidiary for the subject equity interests or assets did not exceed the following limitations:

                             (i) If the consideration is to be paid through the
               issuance of stock or warrants or other securities convertible into stock, the book value of such stock (or the stock into which such warrants or other securities are convertible), when taken together with the aggregate book value of all stock (or the stock into which such warrants or other securities are convertible) issued by the Company and its Subsidiaries in connection with the acquisition of equity interests in or assets of other non-financial services companies from and after December 31, 1997, will not exceed $25,000,000.00, or

                             (ii) If the consideration is to be paid in cash,
               the dollar amount thereof when taken together with the aggregate dollar amount of cash consideration paid by the Company and its Subsidiaries in connection with the acquisition of equity interests in or assets of other non-financial services companies from and after December 31, 1997, will not exceed $10,000,000.00;

                      (2) The company's ratio of Cash Flow to scheduled principal and interest payments required to be made on account of Indebtedness of such company as of the end of the most recent fiscal quarter of the company for such quarter and the immediately preceding three fiscal quarters was not less than 1.20:1.00; and

                      (3) The company's ratio of Total Liabilities to Tangible Net Worth as of the end of the most recent fiscal quarter of the company was not more than 3.00:1.00.

               (b) If the consideration paid by the Company included the issuance of stock of the Company (or warrants or other securities convertible into stock of the Company), the book value of such stock (or the stock into which such warrants or other securities are convertible), when taken in the aggregate with the book value of all stock (and warrants or other convertible securities) issued by the Company in connection with acquisitions of all or substantially all of the stock or assets of companies after December 31, 1997 (other than GFI) did not exceed fifty percent (50%) of the Company's Effective Tangible Net Worth at the date of consummation of the subject acquisition.

               (c) The cash consideration paid by the Company in connection with such acquisition, when taken in the aggregate with the cash consideration paid by the Company in connection with acquisitions of all or substantially all of the stock or assets of companies after December 31, 1997 (other than GFI) did not exceed twenty five percent (25%) of the Company's Effective Tangible Net Worth at the date of consummation of the subject acquisition.

               (d) The book value of stock (or warrants or other convertible securities) to be issued or cash to be paid in connection with the subject acquisition, when taken in the aggregate book value of all stock (or warrants or other convertible securities) issued by the Company and its Subsidiaries and cash consideration paid by the Company and its Subsidiaries in consideration of acquisitions of all or substantially all of the stock or assets of companies after December 31, 1997 (other than GFI) did not exceed fifty percent (50%) of the Company's Effective Tangible Net Worth at the date of consummation of the subject acquisition.

               (e) Following the consummation of such acquisition and after giving effect thereto there does not exist an Event of Default or Potential Default.

               "Person" shall mean any corporation, natural person, firm, joint venture, partnership, limited liability company, trust, unincorporated organization, government or any department or agency of any government.

               "Plan" shall mean as to any Person, any pension plan that is covered by Title IV of ERISA and in respect of which such Person or a Commonly Controlled Entity of such Person is an "employer" as defined in Section 3(5) of ERISA.

               "Pledged Stock" shall have the meaning given such term in Paragraph 5(a) of the Agreement.

               "Pledged Subsidiaries" shall mean each of FNNEW, FNTIC and FNTC.

               "Potential Default" shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

               "Primary Quality Investments" shall mean any of the following:

               (a) Operating deposit accounts maintained in the Company's name alone with FDIC member institutions;

               (b) Direct obligations of the United States of America or any agency thereof;

               (c) Certificates of deposit issued by FDIC member institutions rated at least A- by Standard and Poor's Corporation (or bearing an equivalent rating of another nationally recognized rating agency) with a maturity not to exceed ninety (90) days and in an aggregate dollar amount not to exceed $5,000,000.00 per issuing institution;

               (d) Commercial paper issued by obligors rated at least A- by Standard and Poor's Corporation (or bearing an equivalent rating of another nationally recognized rating agency) with a maturity not to exceed ninety (90) days and in an aggregate dollar amount not to exceed $5,000,000.00 per issuer/obligor;

               (e) Shares of money market funds in which the underlying investments are rated at investment grade by Standard and Poor's Corporation (or bearing an equivalent rating of another nationally recognized rating agency); and

               (f) Bonds and preferred stock rated at investment grade by Standard and Poor's Corporation (or bearing an equivalent rating of another nationally recognized rating agency) in an aggregate dollar amount not to exceed in any single issuer/obligor ten percent (10%) of the Company's Effective Tangible Net Worth.

               "Property" shall mean, collectively and severally, any and all real property, including all improvements and fixtures thereon, owned or occupied by the Company or any of its Subsidiaries.

               "Reference Rate" shall mean the fluctuating per annum rate announced from time to time by the Agent in Los Angeles, California, as its "Reference Rate". The Reference Rate is a rate set by the Agent based upon various factors including the Agent's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which may be priced at, of the Agreement or below the Reference Rate.

               "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (12 C.F.R. Section 221), as the same may from time to time be amended, supplemented or superseded.

               "Reportable Event" shall mean a reportable event as defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of ERISA.

               "Requirements of Law" shall mean as to any Person the Certificate of Incorporation and ByLaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or a final and binding determination of an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

               "Revolving Loan" shall have the meaning given such term in Paragraph 1(a) of the Agreement.

               "SAP" shall mean with respect to any Significant Insurance Subsidiary, the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority for such Significant Insurance Subsidiary, applied on a consistent basis.

               "Secondary Quality Investments" shall mean debt and equity investments which are traded in recognized public markets but which do not qualify as Primary Quality Investments.

               "Significant Insurance Subsidiary" shall mean any of those Subsidiaries of the Company listed on Exhibit G attached hereto and any Subsidiary formed or acquired following the Effective Date which the Agent has designated as such.

               "Single Employer Plan" shall mean as to any Person any Plan of such Person which is not a Multiemployer Plan.

               "Statement Date" shall mean December 31, 1997.

               "Statutory Statement" shall mean with respect to any Significant Insurance Subsidiary, a statement of the condition and affairs of such Significant Insurance Subsidiary, prepared in accordance with SAP and filed with the Applicable Insurance Regulatory Authority for such Significant Insurance Subsidiary.

               "Statutory Surplus" shall mean with respect to any Significant Insurance Subsidiary at any date, the amount, determined in accordance with SAP, of such Significant Insurance Subsidiary's surplus as regards policy holders as of the last day of the fiscal quarter of such Significant Insurance Subsidiary ending on or most recently ended prior to such date.

               "Stock Pledge Agreement" shall mean an agreement in the form of that attached hereto as Exhibit H.

               "Subordinated Debt" shall mean Indebtedness of the Company subordinated to the Obligations pursuant to written subordination agreements in form and substance satisfactory to the Agent and the Majority Lenders, it being agreed and understood that Indebtedness of the Company evidenced by the LYONs shall constitute "Subordinated Debt" for all purposes of the Loan Documents.

               "Subordinated LYONs Debt Indenture" shall mean that certain Indenture dated as of February 1, 1995 by and between the Company and Chemical Bank, as Trustee, as the same may be amended from time to time.

               "Subsidiary" shall mean with respect to any Person: (a) any corporation more than fifty percent (50%) of the stock of which having by the terms thereof ordinary voting power to elect the board of directors, managers or trustees of such corporation shall, at the time as of which any determination is being made, be owned by such Person, either directly or through Subsidiaries of such Person (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), and (b) any Person other than a corporation, including, without limitation, any partnership, joint venture or other business combination, whose management and policies are controlled by or under common control with such Person or any of the Subsidiaries of such Person.

               "Tangible Net Worth" shall mean for any Person at any time of determination, total assets (exclusive of equity investments in Subsidiaries and other Persons, notes receivable from Affiliates, goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and premium, deferred charges and other like intangibles) less Total Liabilities (including accrued and deferred income taxes but excluding Subordinated Debt), at such time.

               "Total Liabilities" shall mean for any Person at any time of determination, all liabilities of such Person which in accordance with GAAP would be shown on the liability side of a balance sheet of such Person but excluding Subordinated Debt, as determined in accordance with GAAP.

               "Transferee Lender" shall have the meaning given such term in Paragraph 12(b) of the Agreement.

                          TABLE OF EXHIBITS TO GLOSSARY

Exhibit A      Form of Assignment and Acceptance Agreement
Exhibit B      Form of Closing Certificate
Exhibit C      Form of Financial Covenant Compliance Certificate
Exhibit D      Form of Loan Request
Exhibit E      Form of Negative Pledge Agreement
Exhibit F      Schedule of Permitted Other Secured and Unsecured Debt
Exhibit G      Schedule of Significant Insurance Subsidiaries
Exhibit H      Form of Stock Pledge Agreement

                             STOCK PLEDGE AGREEMENT


        THIS STOCK PLEDGE AGREEMENT (the "Stock Pledge Agreement") is made and dated as of the 1st day of August, 1998 by and between FIDELITY NATIONAL FINANCIAL, INC. a Delaware corporation (the "Company"), and SANWA BANK CALIFORNIA, acting in its capacity as agent for the Lenders from time to time party to (and as the term "Lenders" and capitalized terms not otherwise defined herein are defined in) that certain Credit Agreement dated as of August 1, 1998 (as the same may be amended, extended and replaced from time to time, the "Credit Agreement") (Sanwa acting in such capacity being referred to herein as the "Agent").

                                    RECITALS

        A. Pursuant to the Credit Agreement, the Lenders have agreed to extend credit to the Company and the Agent has agreed to act as agent for the Lenders in connection with such credit extension.

        B. As a condition precedent to the agreement of the Lenders to enter into the Credit Agreement, the Company is required, among other things, to execute and deliver to the Agent for the benefit of the Lenders this Stock Pledge Agreement.


        NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    AGREEMENT

        1. Appointment. By executing the Credit Agreement or otherwise becoming a Lender thereunder, each Lender shall automatically be deemed to have appointed the Agent to act as secured party, agent, custodian and bailee for the exclusive benefit of Lenders with respect to the Collateral (as defined in Paragraph 3 below). The Agent hereby accepts such appointment and agrees to maintain and hold all Collateral as secured party, agent, custodian and bailee for the exclusive benefit of the Lenders. The Agent agrees to act in accordance with this Stock Pledge Agreement and acknowledges and agrees that the Agent is not, and shall not at any time in the future be, subject with respect to the Collateral, in any manner or to any extent, to the direction or control of the Company except as expressly permitted hereunder and under the other Loan Documents.


        2. Grant of Security Interest. The Company hereby pledges, mortgages, assigns and grants to the Agent for the equal, ratable benefit of the Lenders and to each of the Lenders in accordance with their respective Percentage Shares, a first priority perfected security interest in the property described in Paragraph 3 below (collectively and severally, the "Collateral") to secure payment and performance of the Obligations.


        3. Collateral. The Collateral shall consist of all now existing and hereafter arising right, title and interest of the Company in each of the following:


                (a) All now existing and hereafter outstanding capital stock of the Pledged Subsidiaries, and all new substituted and additional documents, instruments, and general intangibles issued with respect thereto (collectively and severally, the "Pledged Shares") and all now existing and hereafter arising rights of the holder of the Pledged Shares, including, without limitation, all voting and rights to and interest in all cash and noncash dividends and all other property now or hereafter distributable on account of or receivable with respect to any of the foregoing; and


                (b) All proceeds of the foregoing Collateral. For purposes of this Stock Pledge Agreement, the term "proceeds" shall mean whatever is receivable or received when Collateral or proceeds are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.


        4. Representations and Warranties. In addition to all representations and warranties of the Company set forth in the Loan Documents, which are incorporated herein by this reference, the Company hereby represents and warrants that:


                (a) The Company is the sole owner of and has good and marketable title to the Collateral (or, in the case of after-acquired Collateral, at the time the Company acquires rights in the Collateral, will be the sole owner thereof) and is the record and beneficial owner of the Pledged Shares;


                (b) Except for the security interest in favor of the Agent for the benefit of the Lenders granted pursuant hereto, no person has (or, in the case of after-acquired Collateral, at the time the Company acquires rights therein, will have) any right, title, claim or interest (by way of security interest or other lien or charge) in, against or to the Collateral;


                (c) All information heretofore, herein or hereafter supplied to the Agent or any Lender by or on behalf of the Company with respect to the Collateral is accurate and complete;


                (d) The Company has delivered to the Agent all instruments, chattel paper and other items of Collateral in which a security interest is or may be perfected by possession, and any certificate Pledged Shares together with such additional writings, including, without limitation, assignments and stock powers, with respect thereto as the Agent shall request; and


                (e) The Pledged Shares in the aggregate constitute all of the issued and outstanding shares of the Subsidiaries, have been validly issued and are fully paid and nonassessable, and there are no outstanding options, warrants or other agreements with respect thereto.

        5. Covenants and Agreements of the Company. In addition to all covenants and agreements of the Company set forth in the Loan Documents, which are incorporated herein by this reference, the Company hereby agrees:


                (a) To do all acts that may be necessary to maintain, preserve and protect the Collateral;


                (b) Not to use or permit any Collateral to be used unlawfully or in violation of any provision of this Stock Pledge Agreement, any other agreement with the Agent and/or the Lenders related hereto, or any Requirement of Law or Contractual Obligation affecting the Collateral;


                (c) To pay promptly when due all taxes, assessments, charges, encumbrances and Liens now or hereafter imposed upon or affecting any Collateral;


                (d) To appear in and defend any action or proceeding which may affect its title to or the Agent's interest on behalf of the Lenders in the Collateral;


                (e) Not to surrender or lose possession of (other than to the Agent), sell, encumber, lease, rent, or otherwise dispose of or transfer any Collateral or right or interest therein and to keep the Collateral free of all levies and security interests or other Liens or charges except the security interest in favor of the Agent for the benefit of the Lenders granted hereunder;


                (f) To account fully for and promptly deliver to the Agent, in the form received, all documents, chattel paper, instruments and agreements constituting Collateral hereunder and all proceeds of the Collateral received, all endorsed to the Agent or in blank, as requested by the Agent, and accompanied by such stock powers as appropriate and until so delivered all such documents, instruments, agreements and proceeds shall be held by the Company in trust for the Lenders, separate from all other property of the Company;


                (g) To keep separate, accurate and complete records of the Collateral and to provide the Agent and each of the Lenders with such records and such other reports and information relating to the Collateral as the Agent or any Lender may request from time to time;


                (h) To keep the records concerning the Collateral at the location referred to in Paragraph 8 below and not to remove such records from such location without the prior written consent of the Agent; and


                (i) To account fully for and promptly deliver to the Agent, in the form received, any dividend or any other distribution on account of the Pledged Shares whether in securities or property by way of stock-split, spin-off, split-up or reclassification, combination of shares or the like, or in case of any reorganization, consolidation or merger; provided, however, that until there shall have occurred an Event of Default, the Company shall be entitled to retain any cash dividends paid on account of the Pledged Shares.


        6. Authorized Action by Secured Party. The Company hereby agrees that from time to time, without presentment, notice or demand, and without affecting or impairing in any way the rights of the Agent with respect to the Collateral, the obligations of the Company hereunder or the Obligations, the Agent may, but shall not be obligated to and shall incur no liability to the Company, any Lender or any third party for failure to, take any action which the Company is obligated by this Stock Pledge Agreement to do and to exercise such rights and powers as the Company might exercise with respect to the Collateral, and the Company hereby irrevocably appoints the Agent as its attorney-in-fact to exercise such rights and powers, including without limitation, to: (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) insure, process and preserve the Collateral;
(d) transfer the Collateral to its own or its nominee's name; (e) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; and (f) notify any obligor on any Collateral to make payment directly to the Agent. The Company hereby grants to the Agent for the benefit of the Lenders an exclusive, irrevocable power of attorney, with full power and authority in the place and stead of the Company to take all such action permitted under this Paragraph 6.


        7. Remedies. Upon the occurrence of an Event of Default the Agent may, without notice to or demand on the Company and in addition to all rights and remedies available to the Agent and the Lenders under the Loan Documents, at law, in equity or otherwise, do any one or more of the following:


                (a) Foreclose or otherwise enforce the Agent's security interest in any manner permitted by law, or provided for in this Stock Pledge Agreement;


                (b) Sell, lease or otherwise dispose of any Collateral at one or more public or private sales at the Agent's place of business or any other place or places, including, without limitation, any broker's board or securities exchange, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as the Agent may determine;


                (c) Recover from the Company all costs and expenses, including, without limitation, reasonable attorneys' fees (including the allocated cost of internal counsel), incurred or paid by the Agent or any Lender in exercising any right, power or remedy provided by this Stock Pledge Agreement;


                (d) Vote or consent, and in connection therewith the Company hereby grants to the Agent a proxy to vote or to consent, with respect to Pledged Shares; and

                (e) Restrict the prospective bidders or purchasers of Pledged Shares to persons or entities who (1) will represent and agree that they are purchasing for their own account, for investment, and not with a view to the distribution or sale of any of the Pledged Shares; and (2) satisfy the offeree and purchaser requirements for a valid private placement transaction under
Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and under Securities and Exchange Commission Release Nos. 33-6383; 34-18524; 35-22407; 39-700; IC-12264; AS-306, or under any similar statute, rule or regulation. The Company agrees that disposition of the Pledged Shares pursuant to any private sale made as provided above may be at prices and on other terms less favorable than if the Pledged Shares were sold at public sale, and that the Agent has no obligation to delay the sale of any Pledged Shares for public sale under the Act. The Company agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. In the event that the Agent elects to sell the Pledged Shares, or part of them, and there is a public market for the Pledged Shares, in a public sale, the Company shall use its best efforts to register and qualify the Pledged Shares, or applicable part thereof, under the Act and all state Blue Sky or securities laws required by the proposed terms of sale, and all expenses thereof shall be payable by the Company, including, but not limited to, all costs of (i) registration or qualification of, under the Act or any state Blue Sky or securities laws or pursuant to any applicable rule or regulation issued pursuant thereto, any Pledged Shares, and (ii) sale of such Pledged Shares, including, but not limited to, brokers' or underwriters' commissions, fees or discounts, accounting and legal fees (including the allocated cost of internal counsel) and disbursements, costs of printing and other expenses of transfer and sale. If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority shall be necessary to effectuate any sale or other disposition of Pledged Shares, or any part thereof, the Company will execute such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best efforts to secure the same.

The Company shall be given five (5) business days' prior notice of the time and place of any public sale or of the time after which any private sale or other intended disposition of Collateral other than Pledged Shares is to be made, which notice the Company hereby agrees shall be deemed reasonable notice thereof. Upon any sale or other disposition pursuant to this Stock Pledge Agreement, the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral or portion thereof so sold or disposed of. Each purchaser at any such sale or other disposition (including the Agent) shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption of the Company and the Company specifically waives (to the extent permitted by law) all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted.

Notwithstanding the foregoing, none of the above remedies can be exercised either directly as to FNTIC or indirectly as to FNTIC, by way of actions as to direct or indirect holding companies of FINTIC, without first filing for and obtaining written prior approval from the California Insurance Department pursuant to California Insurance Code Section 1215.2.

        8. Residence; Collateral Location; Records Location. The Company represents that its chief place of business is located at 3916 State Street, Santa Barbara, California 93105 and that the Company's records concerning the Collateral are located at its chief place of business.


                EXECUTED as of the day and year first above written.



                                            FIDELITY NATIONAL FINANCIAL, INC.,
                                            a Delaware corporation





                                            By: /s/ A. D. Meadows
                                            Name: Allen D. Meadows
                                            Title: EVP & CFO





                                            SANWA BANK CALIFORNIA, a California
                                            banking corporation, as Agent





                                            By: /s/ C. M. Ciebiera
                                            Name: C.M. Ciebiera
                                            Title: Vice President/Manager